                                                                  EXHIBIT 4.11












                              U.S. $8,000,000,000



                      5-YEAR LOAN AND GUARANTY AGREEMENT

                         Dated as of December 17, 1993


                                     among


                         PHILIP MORRIS COMPANIES INC.


                                      and


                            THE BANKS NAMED HEREIN


                                      and


                                CITIBANK, N.A.

                                   as Agent
                                   -- -----

                                      (i)



                               TABLE OF CONTENTS
                               -----------------

          Section                                                   Page
          -------                                                   ----

                                     ARTICLE I
                          DEFINITIONS AND ACCOUNTING TERMS

               1.01    Certain Defined Terms.....................     1
               1.02    Additional Definitions....................    14
               1.03    Computation of Time Periods...............    14
               1.04    Accounting Terms..........................    14


                                       ARTICLE II
                           AMOUNTS AND TERMS OF THE ADVANCES

               2.01    The A Advances............................    14
               2.02    Making the A Advances.....................    15
               2.03    The B Advances............................    18
               2.04    Fees......................................    22
               2.05    Reduction of the Commitments..............    23
               2.06    Repayment of A Advances...................    24
               2.07    Interest on A Advances....................    24
               2.08    Additional Interest on Eurodollar
                         Rate Advances...........................    25
               2.09    Interest Rate Determination...............    25
               2.10    Prepayment of A Advances..................    25
               2.11    Increased Costs...........................    26
               2.12    Payments and Computations.................    28
               2.13    Taxes.....................................    29
               2.14    Sharing of Payments, Etc..................    31
               2.15    Evidence of Debt..........................    32


                                      ARTICLE III
                                 CONDITIONS OF LENDING

               3.01    Condition Precedent to Initial
                         Advances................................    32
               3.02    Conditions Precedent to Each
                         A Borrowing.............................    33
               3.03    Conditions Precedent to Certain
                         A Borrowings............................    34
               3.04    Conditions Precedent to Each
                         B Borrowing.............................    35
               3.05    Conditions Precedent to Effectiveness
                         of this Agreement.......................    35

                                        (ii)


          Section                                                   Page
          -------                                                   ----


                                     ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES

               4.01    Representations and Warranties of
                         PM Companies............................    36


                                       ARTICLE V
                               COVENANTS OF PM COMPANIES

               5.01    Affirmative Covenants.....................    38
               5.02    Negative Covenants........................    41


                                       ARTICLE VI
                                   EVENTS OF DEFAULT

               6.01    Events of Default.........................    43


                                      ARTICLE VII
                                       THE AGENT

               7.01    Authorization and Action..................    47
               7.02    Agent's Reliance, Etc.....................    47
               7.03    Citibank and Affiliates...................    48
               7.04    Lender Credit Decision....................    48
               7.05    Indemnification...........................    48
               7.06    Successor Agent...........................    49


                                      ARTICLE VIII
                                        GUARANTY

               8.01    Guaranty..................................    49
               8.02    Guaranty Absolute.........................    50
               8.03    Waivers...................................    50
               8.04    Payments Free and Clear of Taxes, Etc.....    51
               8.05    No Waiver; Remedies.......................    52
               8.06    Continuing Guaranty.......................    53

                                       (iii)


          Section                                                   Page
          -------                                                   ----


                                     ARTICLE IX
                                SUBSIDIARY BORROWER

               9.01    Subsidiary Borrower.......................    53


                                       ARTICLE X
                                     MISCELLANEOUS

              10.01    Amendments, Etc...........................    55
              10.02    Notices, Etc..............................    55
              10.03    No Waiver; Remedies.......................    56
              10.04    Costs, Expenses and Taxes.................    56
              10.05    Right of Set-off..........................    58
              10.06    Binding Effect............................    58
              10.07    Assignments and Participations............    58
              10.08    Governing Law.............................    61
              10.09    Execution in Counterparts.................    61


          Schedule I      List of Applicable Lending Offices

          Exhibit A       Form of B Note

          Exhibit B-1     Notice of A Borrowing

          Exhibit B-2     Notice of B Borrowing

          Exhibit C       Assignment and Acceptance

          Exhibit D       Form of Opinion of Counsel for Philip Morris
                            Companies Inc.

          Exhibit E       Form of Opinion of Special Counsel for the
                            Agent

          Exhibit F       Notice of Acceptance

                         5-YEAR LOAN AND GUARANTY AGREEMENT

                           Dated as of December 17, 1993


                   PHILIP MORRIS COMPANIES INC., a Virginia corporation ("PM Companies"), the banks (the "Banks") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") for the Lenders hereunder, agree as follows:


                                     ARTICLE I

                          DEFINITIONS AND ACCOUNTING TERMS

                   SECTION 1.01.  Certain Defined Terms.  As used in this
                                  ---------------------
          Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                   "A Advance" means an advance by a Lender to a Borrower
                    ---------
          as part of an A Borrowing by such Borrower consisting of A Advances of the same Type from each of the Lenders pursuant to
          Section 2.01 and refers to a Base Rate Advance, an Adjusted CD Rate Advance or a Eurodollar Rate Advance, each of which shall be a Type of A Advance.

                   "A Borrowing" means a borrowing consisting of
                    -----------
          simultaneous A Advances of the same Type from each of the Lenders to a Borrower pursuant to Section 2.01.

                   "Adjusted CD Rate" means, for the Interest Period for
                    ----------------
          each Adjusted CD Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the sum of:

                   (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount approximately equal to such Reference Bank's Adjusted CD Rate Advance comprising part of such A Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage (as defined below) for such Interest Period, plus

                   (b) the Assessment Rate (as defined below) for such Interest Period.

                   The "Adjusted CD Rate Reserve Percentage" for the
                        -----------------------------------
          Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The "Assessment Rate" for the Interest Period for such
                       -----------------
          Adjusted CD Rate Advance comprising part of the same A Borrowing means the annual assessment rate estimated by the Agent on the first day of such Interest Period for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States. The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks on the first day of such Interest Period, subject, however, to
                                                    -------  -------
          the provisions of Section 2.09.

                   "Adjusted CD Rate Advance" means an A Advance which
                    ------------------------
          bears interest as provided in Section 2.07(b).

                   "Advance" means an A Advance or a B Advance.
                    -------

                   "Applicable Facility Fee Rate" means for any period a
                    ----------------------------
          percentage per annum equal to the percentage set forth below determined by reference to the higher of (i) the rating of PM Companies' long-term senior unsecured Debt from Standard & Poor's Corporation and (ii) the rating of PM Companies' long-term senior unsecured Debt from Moody's Investors Service, in each case in effect from time to time during such period:

                   Long-Term                     Applicable
                Senior Unsecured                  Facility
                  Debt Rating                     Fee Rate
                ----------------                 ----------

          A- and A3 (or higher)                   0.1250%

          BBB and Baa2 or higher,
          but lower than A- and A3                0.1875%

          Lower than BBB and Baa2                 0.2500%;


          provided that if no rating is available on any date of
          --------
          determination from Moody's Investors Service and Standard & Poor's Corporation or any other nationally recognized statistical rating organization designated by PM Companies and approved in writing by the Majority Lenders, the Applicable Facility Fee Rate shall be 0.25%.

                   "Applicable Interest Rate Margin" means for any
                    -------------------------------
          Interest Period a percentage per annum equal to the percentage set forth below determined by reference to the higher of (i) the rating of PM Companies' long-term senior unsecured Debt from Standard & Poor's Corporation and (ii) the rating of PM Companies' long-term senior unsecured Debt from Moody's Investors Service, in each case from time to time during such Interest Period:

                   Long-Term                     Applicable
                Senior Unsecured                 Interest Rate
                  Debt Rating                       Margin
                ----------------                 -------------

          A- and A3 (or higher)                   0.3000%

          BBB and Baa2 or higher,
          but lower than A- and A3                0.3750%

          Lower than BBB and Baa2                 0.5000%;

          provided that if no rating is available on any date of
          --------
          determination from Moody's Investors Service and Standard & Poor's Corporation or any other nationally recognized statistical rating organization designated by PM Companies and approved in writing by the Majority Lenders, the Applicable Interest Rate Margin shall be 0.50%.

                   "Applicable Lending Office" means, with respect to
                    -------------------------
          each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's

          Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent with respect to such B Advance.

                   "Applicable Usage Fee Rate" means for any period a
                    -------------------------
          percentage per annum equal to 0.1250%.

                   "Asset Disposition" means any sale, lease, transfer,
                    -----------------
          spin-off or other disposition ("Disposition") to any Person (including any shareholder of PM Companies), voluntarily or involuntarily, of any of the Tobacco Assets (whether now owned or hereafter acquired) of PM Companies and its directly and indirectly owned subsidiaries, provided that "Asset
                                         --------       -----
          Disposition" shall not mean (i) any Disposition of Tobacco
          -----------
          Assets to PM Companies or any subsidiary directly or indirectly wholly-owned by PM Companies, (ii) any sale and lease-back of Tobacco Assets which, together with all such sale and lease-back transactions occurring from and after September 30, 1993, does not exceed an aggregate amount equal to $500,000,000, provided that the lease term related to such sale and lease-back transaction has a duration approximately equal to the useful life of such Tobacco Assets, (iii) any Disposition of Tobacco Assets in the ordinary course of business and (iv) any Disposition which, together with all such other Dispositions (excluding all Dispositions described in clauses (i), (ii) and (iii) of this definition) occurring from and after September 30, 1993, does not exceed an aggregate amount equal to $1,100,000,000 net after-tax proceeds calculated in accordance with the provisions of Section 2.05(b).

                   "Assignment and Acceptance" means an assignment and
                    -------------------------
          acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                   "B Advance" means an advance by a Lender to a Borrower
                    ---------
          as part of a B Borrowing by such Borrower resulting from the auction bidding procedure described in Section 2.03(a).

                   "B Borrowing" means a borrowing consisting of
                    -----------
          simultaneous B Advances to a Borrower from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by such Borrower under the auction bidding procedure described in Section 2.03(a).

                   "B Note" means a promissory note of a Borrower payable
                    ------
          to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a B Advance to such Borrower, together with, if such Borrower is a subsidiary of PM Companies, a guaranty of the Guarantor endorsed thereon, substantially in the form of Exhibit A hereto.

                   "B Reduction" has the meaning assigned to that term in
                    -----------
          Section 2.01.

                   "Base Rate" means, for any Interest Period or any
                    ---------
          other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                   (a) The rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                   (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                   (c) for any day 1/2 of one percent per annum above the Federal Funds Rate.

                   "Base Rate Advance" means an A Advance which bears
                    -----------------
          interest as provided in Section 2.07(a).

                   "Borrower" means PM Companies or any subsidiary of PM
                    --------
          Companies with respect to which a Notice of Acceptance has been given, and whenever in this Agreement the term "Borrower" is used in the singular, it shall refer to the appropriate Borrower, or to all Borrowers, as the context may require.

                   "Borrowing" means an A Borrowing or a B Borrowing.
                    ---------

                   "Business Day" means a day of the year on which banks
                    ------------
          are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

                   "CD Lending Office" means, with respect to any Lender,
                    -----------------
          the office of such Lender specified as its "CD Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to PM Companies and the Agent.

                   "Commitment" has the meaning specified in Section
                    ----------
          2.01.

                   "Consolidated Tangible Assets" means all assets
                    ----------------------------
          properly appearing on a consolidated balance sheet of PM Companies and its subsidiaries after deducting goodwill, trademarks, patents, other like intangibles, and the minority interests of other Persons in such subsidiaries, all as determined in accordance with generally accepted accounting principles, except that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of PM Companies and its subsidiaries as at and for the nine months ended September 30, 1993, then such new accounting principle shall not be used in the determination of Consolidated Tangible Assets. A material change in an accounting principle is one that in the year of its adoption changes Consolidated Tangible Assets at such year-end by more than 10%.

                   "Debt" means (i) indebtedness for borrowed money or
                    ----
          for the deferred purchase price of property or services, or obligations evidenced by bonds, debentures, notes or similar instruments, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and
          (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or
          (ii) above.

                   "Domestic Lending Office" means, with respect to any
                    -----------------------
          Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to PM Companies and the Agent.

                   "Eligible Assignee" means (i) a commercial bank
                    -----------------
          organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000;
          (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) a commercial finance company or finance subsidiary of a corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000;
          (v) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (vi) any Bank; and (vii) an affiliate of any Lender.

                   "ERISA" means the Employee Retirement Income Security
                    -----
          Act of 1974, as amended from time to time and the regulations promulgated and the rulings issued thereunder.

                   "ERISA Affiliate" means any Person who for purposes of
                    ---------------
          Title IV of ERISA is a member of any Borrower's or PM Companies' controlled group, or under common control with such Borrower or PM Companies, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

                   "ERISA Event" means (i) the occurrence with respect to
                    -----------
          a Plan of a Reportable Event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility of any Borrower or PM Companies or any of their ERISA Affiliates in the circumstances described in
          Section 4068(f) of ERISA; (iv) the withdrawal by any Borrower or PM Companies or any of their

          ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
          Section 4001(a)(2) of ERISA; (v) the conditions set forth in
          Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of any Borrower or PM Companies or any of their ERISA Affiliates for failure to make a required payment to a Plan are satisfied; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                   "Eurocurrency Liabilities" has the meaning assigned to
                    ------------------------
          that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                   "Eurodollar Lending Office" means, with respect to any
                    -------------------------
          Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to PM Companies and the Agent.

                   "Eurodollar Rate" means, for the Interest Period for
                    ---------------
          each Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.
                  -------  -------

                   "Eurodollar Rate Advance" means an A Advance which
                    -----------------------
          bears interest as provided in Section 2.07(c).

                   "Eurodollar Rate Reserve Percentage" of any Lender for
                    ----------------------------------
          the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                   "Events of Default" has the meaning specified in
                    -----------------
          Section 6.01.

                   "Federal Bankruptcy Code" means the Bankruptcy Reform
                    -----------------------
          Act of 1978, as amended from time to time.

                   "Federal Funds Rate" means, for any period, a
                    ------------------
          fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                   "Fixed Charges" means, for any accounting period, the
                    -------------
          sum of (i) interest, whether expensed or capitalized, in respect of any Debt outstanding during such period, plus (ii) amortization of debt expense and discount or premium relating to any Debt outstanding during such period, whether expensed or capitalized, plus (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case, all as to be applicable to continuing operations and determined in accordance with generally accepted accounting principles, except that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of PM Companies as at and for the nine months ended September 30, 1993, then such new accounting principle shall not be used in the determination of Fixed

          Charges. A material change in an accounting principle is one that, in the year of its adoption, changes Net Income Before Tax or Fixed Charges for any quarter in such year by more than 10%.

                   "Guarantor" means PM Companies.
                    ---------

                   "Guaranty" has the meaning specified in Section 8.01.
                    --------

                   "Insufficiency" means, with respect to any Plan, the
                    -------------
          amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), if any, for such Plan.

                   "Interest Period" means, for each A Advance comprising
                    ---------------
          part of the same A Borrowing, the period commencing on the date of such A Advance and ending on the last day of the period selected by PM Companies pursuant to the provisions below. The duration of each such Interest Period shall be (a) in the case of an Adjusted CD Rate Advance, 30, 60, 90 or 180 days, (b) in the case of a Base Rate Advance, 1, 2, 3 or 6 months and (c) in the case of a Eurodollar Rate Advance, 1, 2, 3 or 6 months, in each case as PM Companies may, upon notice received by the Agent not later than 12:00 Noon (New York City time) on the third Business Day with respect to a Eurodollar Rate Advance, on the second Business Day with respect to an Adjusted CD Rate Advance and on the Business Day with respect to a Base Rate Advance, prior to the first day of such Interest Period, select; provided, however, that:
                  --------  -------

                   (i) the duration of any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date;

                  (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and

                 (iii)  whenever the last day of any Interest Period
              would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest
                                       --------
              Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                   "Lenders" means the Banks listed on the signature
                    -------
          pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 10.07.

                   "Major Plan" means, at any time, a Plan with an
                    ----------
          Insufficiency of $10,000,000 or more.

                   "Major Subsidiary" means any subsidiary (a) more than
                    ----------------
          50% of the voting securities of which is owned directly or indirectly by PM Companies, (b) which is organized and existing under, or has its principal place of business in, the United States or any political subdivision thereof, Canada or any political subdivision thereof, any country which is a member of the European Economic Community on the date hereof (other than Greece, Portugal or Spain) or any political subdivision thereof, Sweden, Switzerland, Norway or Australia or any of their respective political subdivisions, and (c) which has at any time total assets (after intercompany eliminations) exceeding $500,000,000. Notwithstanding the foregoing, Mission Viejo Company (a California corporation) and any of its subsidiaries engaged in the business of community development, commercial real estate development, real estate investment or related activities shall not be a Major Subsidiary.

                   "Majority Lenders" means at any time Lenders holding
                    ----------------
          at least 66-2/3% of the aggregate unpaid principal amount of the A Advances then outstanding, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (provided that, for purposes hereof, neither PM Companies or any Borrower, nor any of their respective affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the A Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the A Advances or the total Commitments).

                   "Multiemployer Plan" means a "multiemployer plan" as
                    ------------------
          defined in Section 4001(a)(3) of ERISA to which any Borrower or PM Companies or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                   "Multiple Employer Plan" means a single employer plan,
                    ----------------------
          as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Borrower or PM Companies or any ERISA Affiliate and at least one Person other than any

          Borrower or PM Companies and its ERISA Affiliates or (ii) was so maintained and in respect of which any Borrower or PM Companies or any ERISA Affiliate could have liability under
          Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                   "Net Income Before Tax" means, for any accounting
                    ---------------------
          period, income or loss from continuing operations for such period, as determined in accordance with generally accepted accounting principles, plus total federal, state and foreign income taxes which have been included in the determination of income or loss from continuing operations for such period in accordance with generally accepted accounting principles and amounts which, in the determination of income or loss from continuing operations for such period, have been deducted for the items referred to in the definition of Fixed Charges in this Section, except that if there has been a material change in an accounting principle as compared to that applied in the preparation of the financial statements of PM Companies as at and for the nine months ended September 30, 1993, then such new accounting principle shall not be used in the determination of Net Income Before Tax. A material change in an accounting principle is one that, in the year of its adoption, changes Net Income Before Tax or Fixed Charges for any quarter in such year by more than 10%.

                   "1991 Loan Agreement" has the meaning specified in
                    -------------------
          Section 3.05(a).

                   "Notice of A Borrowing" has the meaning specified in
                    ---------------------
          Section 2.02(a).

                   "Notice of Acceptance" has the meaning specified in
                    --------------------
          Section 9.01(a).

                   "Notice of B Borrowing" has the meaning assigned to
                    ---------------------
          that term in Section 2.03(a).

                   "Notice of Borrowing" means either a Notice of A
                    -------------------
          Borrowing or a Notice of B Borrowing.

                   "Obligations" has the meaning specified in Section
                    -----------
          8.01.

                   "OECD" means the Organization for Economic Cooperation
                    ----
          and Development.

                   "Other Taxes" has the meaning specified in Section
                    -----------
          2.13(b).

                   "PBGC" means the Pension Benefit Guaranty Corporation
                    ----
          or any successor corporation thereto.

                   "Person" means an individual, partnership, corporation
                    ------
          (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                   "Philip Morris" means Philip Morris Incorporated, a
                    -------------
          Virginia corporation wholly-owned by PM Companies.

                   "Plan" means a Single Employer Plan or a Multiple
                    ----
          Employer Plan.

                   "Reference Banks" means Citibank, Mellon Bank N.A.,
                    ---------------
          Barclays Bank PLC and Dresdner Bank AG.

                   "Register" has the meaning specified in Section
                    --------
          10.07(c).

                   "Significant Plan" means a Plan whose assets have a
                    ----------------
          current value in excess of $100,000,000.

                   "Single Employer Plan" means a single employer plan,
                    --------------------
          as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Borrower, PM Companies or an ERISA Affiliate and no Person other than such Borrower or PM Companies or any of their ERISA Affiliates or (ii) was so maintained and in respect of which any Borrower or PM Companies or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                   "Termination Date" means December 31, 1998, or the
                    ----------------
          earlier date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.01.

                   "Tobacco Assets" means all assets consisting of
                    --------------
          tobacco and tobacco related assets, including, without limitation, all tobacco inventory, aging warehouses, cigarette manufacturing facilities, distribution warehouses, trademarks, tradenames and know-how and which relate to the domestic and United States export business of PM Companies and its subsidiaries.

                   "Type" means, with reference to an A Advance, an
                    ----
          Adjusted CD Rate Advance, a Base Rate Advance or a Eurodollar Rate Advance.

                   "Withdrawal Liability" shall have the meaning given
                    --------------------
          such term under Part I of Subtitle E of Title IV of ERISA.

                   SECTION 1.02.  Additional Definitions.  For purposes
                                  ----------------------
          of this Agreement, "subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other subsidiaries, or by one or more other subsidiaries.

                   SECTION 1.03.  Computation of Time Periods.  In this
                                  ---------------------------
          Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                   SECTION 1.04.  Accounting Terms.  All accounting terms
                                  ----------------
          not specifically defined herein shall be construed in accordance with generally accepted accounting principles, except that if there has been a material change in an accounting principle, including the accounting for post-employment benefits as prescribed by Statement of Financial Accounting Standards No. 112, affecting the definition of an accounting term as compared to that applied in the preparation of the financial statements of PM Companies as at and for the nine months ended September 30, 1993, then such new accounting principle shall not be used in the determination of the amount associated with that accounting term. A material change in an accounting principle is one that, in the year of its adoption, changes the amount associated with the relevant accounting term for such year by more than 10%.


                                     ARTICLE II

                         AMOUNTS AND TERMS OF THE ADVANCES
                         ---------------------------------


                   SECTION 2.01.  The A Advances.  Each Lender severally
                                  --------------
          agrees, on the terms and conditions hereinafter set forth, to make A Advances to any Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount for all of the Borrowers not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 10.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of
                                  --------
          the Commitments of the Lenders shall be deemed to be used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (each such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $50,000,000 and shall consist of A Advances of the same Type made to the same Borrower on the same day by the Lenders ratably according to their respective Commitments and one or more A Borrowings may be made on the same day. Within the limits of each Lender's Commitment, the Borrowers may borrow, repay pursuant to Section 2.06, prepay pursuant to Section 2.10(b), and reborrow under this Section 2.01.

                   SECTION 2.02.  Making the A Advances.  (a)  Each A
                                  ---------------------
          Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed A Borrowing in the case of Eurodollar Rate Advances, on the second Business Day prior to the date of the proposed A Borrowing in the case of Adjusted CD Rate Advances, and on the Business Day prior to the date of the proposed A Borrowing in the case of Base Rate Advances, by PM Companies to the Agent, which shall give to each Lender prompt notice thereof by telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested
          (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, (iv) Interest Period for each such A Advance, and
          (v) name of the Borrower. In the case of a proposed A Borrowing comprised of Adjusted CD Rate Advances or Eurodollar Rate Advances, the Agent shall promptly notify each Lender of the applicable interest rate under Section 2.07(b) or (c).
          Each Lender shall, before 11:00 A.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 10.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the applicable Borrower at the Agent's aforesaid address.

                   (b) Anything in subsection (a) above to the contrary notwithstanding,

                   (i) if any Lender shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the right of PM Companies to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and each A Advance comprising such requested A Borrowing shall be a Base Rate Advance. Each Lender agrees that it shall notify the Agent and PM Companies of any such introduction, change, interpretation or assertion referred to above promptly after such Lender becomes aware of the occurrence thereof;

                  (ii) if less than two Reference Banks furnish timely information to the Agent for determining the Adjusted CD Rate for Adjusted CD Rate Advances, or the Eurodollar Rate for Eurodollar Rate Advances, comprising any requested A Borrowing, the right of any Borrower to select Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, for such A Borrowing or any subsequent A Borrowing shall be suspended until the Agent shall notify PM Companies and the Lenders that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Base Rate Advance; and

                 (iii) if the Majority Lenders shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such A Borrowing will not adequately reflect the cost to such Majority Lenders of making or funding their respective Eurodollar Rate Advances for such A Borrowing, the right of PM Companies to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Agent, after its receipt of notice from such Majority Lenders that the circumstances causing such suspension no longer exist, shall notify PM Companies and the Lenders to such effect, and each A Advance comprising such A Borrowing shall be a Base Rate Advance.

                   (c) Each Notice of A Borrowing shall be irrevocable and binding on PM Companies and, if the Borrower named therein is not PM Companies, such Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Adjusted CD Rate Advances or Eurodollar Rate Advances, PM Companies and, if the Borrower named therein is not PM Companies, such Borrower severally agree to indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

                   (d) Unless the Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this
          Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower thereof on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

                   (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

                   SECTION 2.03.  The B Advances.  (a)  Each Lender
                                  --------------
          severally agrees that any Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 7 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing the
          --------
          aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

                   (i)  PM Companies may request a B Borrowing under this
              Section 2.03 by delivering to the Agent, by telex or cable, confirmed immediately in writing, a notice of a B Borrowing
              (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the name of the Borrower, the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of this paragraph (i), may not be earlier than the date occurring 7 days after the date of such B
              Borrowing or later than the date occurring 180 days after the date of such B Borrowing and, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of this paragraph (i), may not be earlier than the date occurring
              14 days after the date of such B Borrowing or later than the date occurring 180 days after the date of such B
              Borrowing, and in no event may the maturity date for any B Borrowing be later than the Termination Date), the interest payment date or dates relating thereto, the interest rate basis on which the Lenders may make offers to make B
              Advances to such Borrower (which basis may be a fixed or floating rate) and any other terms to be applicable to such B
              Borrowing, not later than 10:00 A.M. (New York City time)
              (A) at least two Business Days prior to the date of the proposed B Borrowing, if PM Companies shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and
              (B) at least four Business Days prior to the date of the proposed B Borrowing, if PM Companies shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it by sending such Lender a copy of the related Notice of B Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more
              B Advances to the Borrower named in any such Notice of
              B Borrowing as part of the proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the Business Day prior to the date of such proposed B Borrowing, in the case of a Notice of
              B Borrowing delivered pursuant to clause (A) of paragraph
              (i) above, and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each
              B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this
              Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided
                                                             --------
              that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the Business Day prior to the date of such proposed B Borrowing, in the case referred to in clause (A) of this paragraph (ii), and three Business Days before the date of such proposed B Borrowing, in the case referred to in clause (B) of this paragraph (ii). If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time) on the Business Day prior to the date of such proposed B Borrowing, in the case of a Notice of
              B Borrowing delivered pursuant to clause (A) of paragraph
              (i) above, and three Business Days before the date of such proposed B Borrowing, in the case of a Notice of
              B Borrowing delivered pursuant to clause (B) of paragraph
              (i) above, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure of any Lender to give such notice
              --------
              shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                 (iii) The Borrower named in any such Notice of B Borrowing shall, in turn, (A) before 12:00 Noon (New York City time) on the Business Day prior to the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph
              (i) above and (B) before 12:00 Noon (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                        (A) cancel such B Borrowing by giving the Agent notice to that effect, or

                        (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

              The acceptance of offers by such Borrower pursuant to this clause (B) shall be on the basis of ascending rates of interest contained in the offers made by Lenders pursuant
              to paragraph (ii) above; provided that, in the event that
                                       --------
              two or more of such offers contain the same rate of interest for a greater aggregate principal amount than the amount specified in such Notice of B Borrowing less the aggregate principal amount of all such offers containing lower rates of interest that have been accepted by such Borrower pursuant to this clause (B), such Borrower shall have sole discretion (subject to any minimum and maximum amount specified in any such offer) to accept one or more of the offers at such rate of interest and to reject any remaining offers at such rate of interest.

                  (iv) If the Borrower named in any such Notice of B Borrowing notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(A) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                   (v) If the Borrower named in any such Notice of B Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(B) above, the Agent shall in turn promptly notify (A) each Lender which has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 Noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address set forth in Section 10.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower as soon as practicable on such date at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent
              B Reduction and the dates upon which such B Reduction commenced and will terminate.

                   (b) Each B Borrowing shall be in an aggregate amount not less than $100,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower thereof shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                   (c) Within the limits and on the conditions set forth in this Section 2.03, each Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three
          --------
          Business Days of the date of any other B Borrowing.

                   (d) Each Borrower shall repay to the Agent for the account of each Lender which has made a B Advance to such Borrower, or each other holder of a B Note, on the maturity date of each B Advance made to it (such maturity date being that specified for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above or as provided in the B Note evidencing such B Advance) the then unpaid principal amount of such B Advance. No

          Borrower shall have the right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by PM Companies for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance.

                   (e) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to it from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection
          (a)(ii) above, payable on the interest payment date or dates specified by PM Companies for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

                   (f) The indebtedness of each Borrower resulting from each B Advance made to such Borrower as part of a B Borrowing shall be evidenced by a separate B Note of such Borrower payable to the order of the Lender making such B Advance.

                   (g)  Any notice given to any party under this Section
          2.03 shall be in writing, or may be by telephone or telex, in each case confirmed immediately in writing.

                   SECTION 2.04.  Fees.  (a)  PM Companies agrees to pay
                                  ----
          to each Lender a facility fee on the principal amount of such Lender's Commitment (whether or not unused and without giving effect to any B Reduction) from the date hereof in the case of each Bank (unless otherwise agreed to by PM Companies with such Bank) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at the Applicable Facility Fee Rate, in each case payable on the last day of each March, June, September and December until the Termination Date and on the Termination Date.

                   (b) For any period in which the aggregate principal amount of Advances exceeds an amount equal to 50% of the total Commitments, PM Companies agrees to pay to each Lender a usage fee on the excess of (i) the average daily aggregate amount of Advances made by such Lender outstanding during such period over (ii) 50% of such Lender's Commitment at the Applicable Usage Fee Rate, in each case payable in arrears on the last day of each March, June, September and December occurring during such period and on the Termination Date, if applicable.

                   (c) PM Companies agrees to pay to the Agent the agency fee, arrangement fee and competitive bid fee in the amounts and at the times set forth in the engagement letter dated November 24, 1993 from the Agent to PM Companies, as amended from time to time.

                   SECTION 2.05.  Reduction of the Commitments.  (a)  PM
                                  ----------------------------
          Companies shall have the right, upon five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments
                   --------
          of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the B Advances then outstanding and provided further that each partial reduction
                          ----------------
          shall be in the aggregate amount of at least $50,000,000.

                   (b) In the event that there shall be an Asset Disposition, the respective Commitments of the Lenders shall be reduced ratably by an aggregate amount equal to 100% of the net after-tax proceeds of such Asset Disposition. For the purpose of this subsection (b) any net after-tax non-cash proceeds or spin-off shall be valued at (i) the greater of (x) the book value and (y) the fair market value (as determined in good faith by the Board of Directors of PM Companies) of the assets subject to such Asset Disposition, less (ii) the cash proceeds, if any, received as a result of such Asset Disposition. In the event that the purchase price of assets subject to an Asset Disposition is subject to adjustment, as a result of which PM Companies reasonably believes that the proceeds ultimately to be received therefrom will be reduced, then until such time as such adjustment is finalized, for purposes of this subsection
          (b) the "net after-tax proceeds" shall include only the amount of those proceeds actually received by PM Companies or any affiliate of PM Companies, less an adjustment reserve in an amount reasonably determined by PM Companies to be equivalent to such adjustment therein. As soon as such adjustment is finalized, any further reduction in the Commitments shall be made as above provided in this subsection (b). Any reduction pursuant to this subsection (b) shall be effective on a date selected by PM Companies but in any event no later than the last day of the calendar quarter during which the Asset Disposition occurs; provided that any reduction which would be
                              --------
          in amount less than $50,000,000 shall not be made but shall be included in the calculation of the subsequent reduction or reductions provided for in this subsection (b) until the aggregate amount of any such subsequent reduction shall be at least equal to $50,000,000, and such reduction shall then be made as above provided in this subsection (b).

                   SECTION 2.06.  Repayment of A Advances.  Each Borrower
                                  -----------------------
          shall repay the principal amount of each A Advance made to it by each Lender on the last day of the Interest Period for such A Advance.

                   SECTION 2.07.  Interest on A Advances.  Each Borrower
                                  ----------------------
          shall pay interest on the unpaid principal amount of each A Advance made to it by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                   (a)  Base Rate Advances.  If such A Advance is a Base
                        ------------------
              Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on the 20th day of each month, and on the date such Base Rate Advance shall be paid in full; provided that any amount of
                                             --------
              principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1% per annum plus the Base Rate in effect from time to time.

                   (b)  Adjusted CD Rate Advances.  If such A Advance is
                        -------------------------
              an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Interest Rate Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of 180 days, on the 90th day of such Interest Period; provided that any amount of principal
                               --------
              which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1% per annum plus the Base Rate in effect from time to time.

                   (c)  Eurodollar Rate Advances.  If such A Advance is a
                        ------------------------
              Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Interest Rate Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of six months, on the last day of the third month of such Interest Period; provided that any amount of
                                             --------
              principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1% per annum plus the Base Rate in effect from time to time.

                   SECTION 2.08.  Additional Interest on Eurodollar Rate
                                  --------------------------------------
          Advances.  Each Borrower shall pay to each Lender, so long as
          --------
          such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to PM Companies through the Agent.

                   SECTION 2.09.  Interest Rate Determination.  (a)  Each
                                  ---------------------------
          Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                   (b)  The Agent shall give prompt notice to PM
          Companies and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a), (b) or
          (c), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b) or (c).

                   SECTION 2.10.  Prepayment of A Advances.  (a)  No
                                  ------------------------
          Borrower shall have the right to prepay any principal amount of any A Advances other than as provided in subsection (b) below.

                   (b) Any Borrower may, upon at least four Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment
                   --------  -------
          shall be in an aggregate principal amount not less than $50,000,000 and (ii) in the event of any such prepayment of an Adjusted CD Rate Advance or a Eurodollar Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 10.04(b) hereof.

                   (c) If any Lender shall notify the Agent of any introduction, change, interpretation or assertion referred to in Section 2.02(b)(i), or shall claim payment of increased costs pursuant to Section 2.11(a) or (c) or payment of any additional amounts payable pursuant to Section 2.13, PM Companies may, upon at least five Business Days' notice to the Agent stating that the Borrowers intend to repay the A Advances made by such Lender and terminate such Lender's Commitment, and if such notice is given the Borrowers shall forthwith, on the date specified in such notice, prepay in full all A Advances made by such Lender with accrued interest thereon to the date of such prepayment and all other amounts payable to such Lender by PM Companies and the other Borrowers hereunder (including, without limitation, any amounts payable pursuant to Section 10.04(b)), and upon such notice from PM Companies the Commitment of such Lender to make further A Advances, and the obligation of PM Companies to pay facility fees to such Lender, shall terminate.

                   (d) In the event that there shall be a reduction of the Commitments pursuant to Section 2.05(b), the Borrowers shall on the date of such reduction (or as soon thereafter as the Borrowers can do so without incurring liability to any Lender pursuant to Section 10.04(b)) repay or prepay ratably A Advances made as part of the same A Borrowings (together with interest accrued thereon to such date) to the extent necessary so that the aggregate principal amount of outstanding A Advances made by each Lender shall not exceed such Lender's Commitment, as reduced on such date.

                   SECTION 2.11.  Increased Costs.  (a)  If, due to
                                  ---------------
          either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the Adjusted CD Rate Reserve Percentage or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then the Borrower of the affected Advances shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost, provided that before making any such
                                   --------
          demand, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such increased cost and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to PM Companies, such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                   (b) If, in the case of any Adjusted CD Rate Advance, the Assessment Rate for the Interest Period for such Adjusted CD Rate Advance shall be less than the annual assessment for such Interest Period actually paid by such Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of such Lender in the United States, then the Borrower of the affected Advance shall, upon demand of such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased assessment. A certificate as to the amounts of such increased assessment, submitted to PM Companies, such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                   (c) In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by any central bank or other authority charged with the administration thereof, imposes, modifies or deems applicable any capital adequacy or similar requirement (including, without limitation, a request or requirement which affects the manner in which any Lender allocates capital resources to its commitments, including its obligations hereunder) and as a result thereof, in the sole opinion of such Lender, the rate of return on such Lender's capital as a consequence of its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances, but reduced to the extent that Borrowings are outstanding from time to time, then in each such case upon demand from time to time PM Companies shall pay to such Lender such additional amount or amounts as shall compensate such Lender for such reduction in rate of return, provided that, in
                                                       --------
          the case of each Lender, such additional amount or amounts shall not exceed 0.15 of 1% per annum on such Lender's Commitment. A certificate of such Lender as to any such additional amount or amounts shall be conclusive and binding for all purposes, absent manifest error. Except as provided below, in determining any such amount or amounts each Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, each Lender shall take all reasonable actions to avoid the imposition of, or reduce the amounts of, such increased costs, provided that such actions, in the reasonable judgment of such Lender, will not be otherwise disadvantageous to such Lender, and, to the extent possible, each Lender will calculate such increased costs based upon the capital requirements for its commitment hereunder and not upon the average or general capital requirements imposed upon such Lender.

                   SECTION 2.12.  Payments and Computations.  (a)  PM
                                  -------------------------
          Companies and each Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in
          Section 10.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.08, 2.10(b)(ii) or (c), 2.11, 2.13 or 10.04(b)) to the Lenders for
          the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the B Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                   (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made to the Agent for the account of such Lender when due hereunder, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

                   (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                   (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided,
                                                           --------
          however, if such extension would cause payment of interest on
          -------
          or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                   (e) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due from such Borrower to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                   SECTION 2.13.  Taxes.  (a)  Any and all payments by
                                  -----
          each Borrower and PM Companies hereunder shall be made, in accordance with Section 2.12, free and clear of and without deductions for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of
                                            ---------
          each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may

          be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, and (iii) in the case of each Lender and the Agent, taxes imposed by the United States by means of withholding tax if and to the extent that such taxes shall be in effect and shall be applicable on the date hereof, to payments to be made to such Lender's Applicable Lending Office or to the Agent (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower or PM Companies shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
          (B) such Borrower and PM Companies shall make such deductions and (C) such Borrower and PM Companies shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                   (b) In addition, each Borrower and PM Companies agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                   (c) Each Borrower and PM Companies will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
          Section 2.13) paid by such Lender or the Agent (as the case may
          be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                   (d) Within 30 days after the date of any payment of Taxes, each Borrower and PM Companies will furnish to the Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof by such Borrower or PM Companies.

                   (e) Without prejudice to the survival of any other agreement of any Borrower or PM Companies hereunder, the agreements and obligations of each Borrower and PM Companies contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder.

                   (f) Prior to the date of the initial Borrowing hereunder, and from time to time thereafter if requested by any Borrower, PM Companies or the Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Agent, PM Companies and such Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder. Unless the Borrower, PM Companies and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, such Borrower, PM Companies or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                   (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate the amount of any such costs or additional amounts which may thereafter accrue; provided that no such change shall be made if, in the
          --------
          reasonable judgment of such Lender, such change would be disadvantageous to such Lender.

                   SECTION 2.14.  Sharing of Payments, Etc.  If any
                                  ------------------------
          Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.02(c), 2.08, 2.10(b)(ii) or (c), 2.11,
          2.13 or 10.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if
                                             --------  -------
          all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                   SECTION 2.15.  Evidence of Debt.  (a)  Each Lender
                                  ----------------
          shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each A Advance made to such Borrower owing to such Lender from time to time, including the amounts of principal thereof and interest thereon payable and paid to such Lender from time to time hereunder.

                   (b)  The Register maintained by the Agent pursuant to
          Section 10.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each A Borrowing made hereunder, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender's share thereof.

                   (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.


                                    ARTICLE III

                               CONDITIONS OF LENDING

                   SECTION 3.01.  Condition Precedent to Initial
                                  ------------------------------
          Advances.  The obligation of each Lender to make an Advance on
          --------
          the occasion of the initial Borrowing by each Borrower is subject to the condition precedent that the Agent shall have received on or before the day of such initial Borrowing the following, each dated such day, in form and substance satisfactory to the Agent and in sufficient copies for each
          Lender:

                   (a) Certified copies of the resolutions of each of the Board of Directors of such Borrower and (unless PM Companies is the Borrower) the Guarantor approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, on behalf of such company or companies with respect to this Agreement.

                   (b) A certificate of the Secretary or an Assistant Secretary of each of such Borrower and (unless PM Companies is the Borrower) the Guarantor certifying the names and true signatures of the officers of such company or companies authorized to sign this Agreement and the other documents to be delivered on behalf of such company or companies hereunder.

                   (c) A favorable opinion of Hunton & Williams, counsel for PM Companies, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request.

                   (d) A favorable opinion of Shearman & Sterling, special counsel for the Agent, substantially in the form of Exhibit E hereto.

                   (e) A certificate of the chief financial officer of PM Companies certifying that as of September 30, 1993 (i) the aggregate amount of Debt, payment of which is secured by any lien, security interest or other charge or encumbrance referred to in clause (iii) of Section 5.02(a) hereof, does not exceed $400,000,000 and (ii) the aggregate amount of Debt included in clause (i) of this subsection
              (e), payment of which is secured by any lien, security interest or other charge or encumbrance referred to in clause (iv) of Section 5.02(a), does not exceed $200,000,000.

                   SECTION 3.02.  Conditions Precedent to Each
                                  ----------------------------
          A Borrowing.  The obligation of each Lender to make an
          -----------
          A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower named therein of the proceeds of such A Borrowing shall constitute a representation and warranty by such Borrower and (unless PM Companies is the Borrower) the Guarantor that on the date of such A Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                   (i)  The representations and warranties contained in
              Section 4.01 (excluding those contained in subsections (e) and (f) thereof) are correct on and as of the date of such Borrowing as though made on and as of such date;

                  (ii) No event has occurred and is continuing, or would result from such A Borrowing, which constitutes an Event of Default; and

                 (iii) If such A Borrowing is in an aggregate principal amount equal to or greater than $500,000,000 and is being made in connection with any purchase of shares of such Borrower's or the Guarantor's capital stock or the capital stock of any other Person, or any purchase of all or substantially all of the assets of any Person (whether in one transaction or a series of transactions) or any transaction of the type referred to in Section 5.02(b), the statements in (i) and (ii) above shall also be true on a pro forma basis as if such transaction or purchase shall have been completed;

          and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                   SECTION 3.03.  Condition Precedent to Certain A
                                  --------------------------------
          Borrowings.  The obligation of each Lender to make that portion
          ----------
          of an A Advance on the occasion of any A Borrowing (including the initial A Borrowing) which would increase the aggregate outstanding amount of A Advances owing to such Lender over the aggregate amount of such A Advances outstanding immediately prior to the making of such A Advance shall be subject to the further condition precedent that on the date of such A Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, the following statement shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower named therein of the proceeds of such A Borrowing shall constitute a representation and warranty by such Borrower and (unless PM Companies is the Borrower) the Guarantor that on the date of such A Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, such statement is true): no event has occurred and is continuing, or would result from such A Borrowing, which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                   SECTION 3.04.  Conditions Precedent to Each
                                  ----------------------------
          B Borrowing.  The obligation of each Lender which is to make a B
          -----------
          Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) at least two Business Days before the date of such B Borrowing in the case of a B Borrowing under subsection (a)(i)(A) of Section 2.03 and at least four Business Days before the date of such B Borrowing in the case of a B Borrowing under subsection (a)(i)(B) of
          Section 2.03, the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note of the Borrower thereof payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance by such Borrower and such Lender in accordance with Section 2.03, and (iii) on the date of such B Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by such Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by such Borrower and (unless PM Companies is the Borrower) the Guarantor that on the date of such B Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                   (a)  The representations and warranties contained in
              Section 4.01 are correct on and as of the date of such B Borrowing as though made on and as of such date; and

                   (b) No event has occurred and is continuing, or would result from such B Borrowing, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                   SECTION 3.05.  Conditions Precedent to Effectiveness
                                  -------------------------------------
          of this Agreement.  This Agreement shall not become effective
          -----------------
          until:

                   (a) The Agent shall have received on or before the date of effectiveness a letter from PM Companies dated on or before such day, terminating in whole the commitments of the banks parties to the Loan and Guaranty Agreement dated as of October 1, 1991, as amended (the "1991 Loan Agreement") among PM Companies, the banks named therein and Citibank, as agent, and each of the Banks that is a party to the 1991 Loan Agreement hereby waives, upon execution of this Agreement, the five Business Days' notice required by
              Section 2.05(a) of the 1991 Loan Agreement relating to the termination of the commitments under the 1991 Loan Agreement; and

                   (b) PM Companies and its subsidiaries shall have
              satisfied all of their respective obligations under the 1991 Loan Agreement including, without limitation, the payment of all fees under such agreement.


                                     ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES

                   SECTION 4.01.  Representations and Warranties of PM
                                  ------------------------------------
          Companies.  PM Companies represents and warrants as follows:
          ---------

                   (a) It is a corporation duly organized, validly existing and in good standing under the laws of Virginia.

                   (b) The execution, delivery and performance of this Agreement and the B Notes (including the guaranties hereunder and under the B Notes) are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its charter or by-laws or (ii) any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting it.

                   (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the B Notes (including the guaranties hereunder and under the B Notes).

                   (d) This Agreement (including the guaranty hereunder) is, and each of the B Notes (including the guaranties under the B Notes) when delivered hereunder will be, a legal, valid and binding obligation of PM Companies enforceable against PM Companies in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   (e) The consolidated balance sheet of PM Companies and its consolidated subsidiaries as at September 30, 1993 and the consolidated statements of earnings of PM Companies and its consolidated subsidiaries for the nine months then ended fairly present, subject to year-end audit adjustments, the consolidated financial condition of PM Companies and its consolidated subsidiaries as at such date and the consolidated results of the operations of PM Companies and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and, except as disclosed in PM Companies' quarterly report on Form 10-Q for the quarter ended September 30, 1993 and its current report on Form 8-K dated November 24, 1993, since September 30, 1993, there has been no material adverse change in such condition or operations.

                   (f) There is no pending or threatened action or proceeding affecting it or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of PM Companies and its subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement (including the guaranties hereunder and under the B Notes).

                   (g) It owns directly or indirectly 100% of the capital stock of each other Borrower and 100% of the capital stock of Philip Morris.

                   (h) No ERISA Event (other than a reportable event described in Section 2615.23 of Title 29 of the Code of Federal Regulations) has occurred nor is any ERISA Event reasonably expected to occur with respect to any Major Plan, or any Significant Plan.

                   (i) Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) with respect to each Plan which is a Major Plan or a Significant Plan, copies of which have been filed with the Internal Revenue Service and furnished to each Bank, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status; provided that no change in the funding status of
                      --------
              any such Plan shall be deemed to be materially adverse from that disclosed on such Schedule B unless there is an Insufficiency which, when aggregated with the Insufficiency of each other Plan, exceeds $100,000,000.

                   (j) Neither any Borrower nor PM Companies nor any of their ERISA Affiliates has incurred or reasonably expects to incur any Withdrawal Liability under ERISA to any Multiemployer Plan requiring payments to such Multiemployer Plan in an annual amount which, when aggregated together with all other payments required to be made to Multiemployer Plans as a result of Withdrawal Liabilities incurred or reasonably expected to be incurred by the Borrowers, PM Companies and their ERISA Affiliates, exceeds $25,000,000.



                                     ARTICLE V

                             COVENANTS OF PM COMPANIES

                   SECTION 5.01.  Affirmative Covenants.  So long as any
                                  ---------------------
          Advance shall remain unpaid or any Lender shall have any Commitment hereunder, PM Companies will, unless the Majority Lenders shall otherwise consent in writing:

                   (a)  Compliance with Laws, Etc.  Comply, and cause
                        -------------------------
              each Major Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), noncompliance with which would materially adversely affect its business or credit.

                   (b)  Maintenance of Ratio of Net Income Before Tax to
                        ------------------------------------------------
              Fixed Charges.  Maintain a ratio of aggregate consolidated
              -------------
              Net Income Before Tax for the four most recent fiscal quarters for which consolidated statements of earnings have been delivered pursuant to Section 5.01(c)(i) or (ii) hereof to consolidated Fixed Charges for such four most recent fiscal quarters of not less than 2.5 to 1.0.

                   (c)  Reporting Requirements.  Furnish to the Lenders:
                        ----------------------

                        (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of PM Companies, a consolidated balance sheet of PM Companies and its consolidated subsidiaries as of the end of such quarter and consolidated statements of earnings of PM Companies and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of PM Companies;

                       (ii) as soon as available and in any event within 90 days after the end of each fiscal year of PM Companies, a copy of the financial statements for such year for PM Companies and its consolidated subsidiaries, audited by Coopers & Lybrand (or other independent accountants which, as of the date of this Agreement, are one of the "big six" accounting firms);

                      (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of PM Companies setting forth details of such Event of Default or event and the action which PM Companies has taken and proposes to take with respect thereto;

                       (iv)  promptly after the sending or filing
                   thereof, copies of all reports which PM Companies sends to any of its shareholders, and copies of all periodic reports on Forms 10-K, 10-Q and 8-K (or any successor forms adopted by the Securities and Exchange Commission) which PM Companies files with the Securities and Exchange Commission;

                        (v) as soon as possible and in any event (A) within 30 days after any Borrower or PM Companies or any of their ERISA Affiliates knows or has reason to know that any ERISA Event described in clause (i) of the definition of ERISA Event (other than a Reportable Event described in Section 2615.23 of Title 29 of the Code of Federal Regulations) with respect to any Major Plan or any Significant Plan has occurred and (B) within 10 days after any Borrower or PM Companies or any of their ERISA Affiliates knows or has reason to know that any other ERISA Event with respect to any Major Plan or any Significant Plan has occurred, a statement of the chief financial officer of PM Companies describing such ERISA Event and the action, if any, which such Borrower or PM Companies or such ERISA Affiliate proposes to take with respect thereto;

                       (vi)  promptly and in any event within two
                   Business Days after receipt thereof by any Borrower or PM Companies or any of their ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or PM Companies or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                      (vii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Major Plan and each Significant Plan;

                     (viii) promptly and in any event within five Business Days after receipt thereof by any Borrower or PM Companies or any of their ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by such Borrower or PM Companies or any of their ERISA Affiliates concerning the imposition of Withdrawal Liability where the aggregate annual payments for such Withdrawal Liability exceeds $10,000,000;

                       (ix) promptly and in any event within 60 days after the date on which a Plan which is not a Major Plan or a Significant Plan on the date hereof becomes a Major Plan or Significant Plan, copies of each Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500 Series) filed with the Internal Revenue Service with respect to such Plan, together with a statement of the chief financial officer of PM Companies describing any material adverse change in the funding status of such Plan since the date of such Schedule B; and

                        (x)  such other information respecting the
                   condition or operations, financial or otherwise, of

                   PM Companies or any Major Subsidiary as any Lender through the Agent may from time to time reasonably request.

                   SECTION 5.02.  Negative Covenants.  So long as any
                                  ------------------
          Advance shall remain unpaid or any Lender shall have any Commitment hereunder, PM Companies will not, without the written consent of the Majority Lenders:

                   (a)  Liens, Etc.  Create or suffer to exist, or permit
                        ----------
              any Major Subsidiary to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Major Subsidiary to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by it or any Major Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (ii) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition), (iii) liens or security interests existing on the date hereof securing Debt, (iv) liens or security interests on property financed through the issuance of industrial revenue bonds in favor of the holders of such bonds or any agent or trustee therefor, (v) liens or security interests existing on property of any Person acquired by it or any Major Subsidiary,
              (vi) liens or security interests securing Debt in an aggregate amount not in excess of 5% of PM Companies' Consolidated Tangible Assets, or (vii) liens or security interests upon or with respect to "margin stock" as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

                   (b)  Mergers, Etc.  Merge or consolidate with or into,
                        ------------
              or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any subsidiary directly or indirectly owned by it to do so, unless, immediately after giving effect thereto, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and, in the case of any merger or consolidation to which it is a party, it is the surviving corporation and, in the case of any merger or consolidation to which a Borrower other than PM Companies is a party, the corporation formed by such consolidation or into which such Borrower shall be merged shall be a corporation organized and existing under the laws of the United States of America or any State thereof, or the District of Columbia, and shall assume such Borrower's obligations under this Agreement by the execution and delivery of an instrument in form and substance satisfactory to the Majority Lenders and a Notice of Acceptance.

                   (c)  Compliance with ERISA.  Permit to exist any
                        ---------------------
              occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material risk of termination by the PBGC of any Major Plan.

                   (d)  Maintenance of Ownership of Philip Morris.  Sell
                        -----------------------------------------
              or otherwise dispose of any shares of capital stock of Philip Morris.

                   (e)  Dividends, Etc.  Declare and make any dividend
                        --------------
              payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of PM Companies, or purchase, redeem or otherwise acquire for value (or permit any of its subsidiaries to do so) any shares of any class of capital stock of PM Companies or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that PM Companies may (i) declare and make any dividend payment or other distribution payable in common stock of PM Companies and (ii) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made after October 12, 1993 would be less than an amount equal to $5,000,000,000 plus 60% of income from continuing operations or less 60% of loss from continuing operations (in either case after deduction of income taxes properly attributable to continuing operations) and plus 100% of the proceeds from any sale or issuance of additional shares of its capital stock, in each case as determined on a cumulative basis and in accordance with generally accepted accounting principles, for the period commencing September 30, 1993 and terminating on the date of such dividend, purchase, redemption, retirement or acquisition, except that (A) the effects on deferred taxes of any changes in tax law as disclosed in any PM Companies annual report to stockholders and calculated in accordance with Statement of Financial Accounting Standards No. 106 shall not be included in the determination of income or loss from continuing operations and (B) if there has been a material change in an accounting principle, including the accounting for post-employment benefits as prescribed by Statement of Financial Accounting Standards No. 112, as compared to that applied in the preparation of the financial statements of PM Companies as at and for the nine months ended
              September 30, 1993, then such new accounting principle shall not be used in the determination of income or loss from continuing operations; provided that the provisions of this Section 5.02(e) shall not prevent the payment of any dividend within sixty days after the date of declaration thereof, if at the date of declaration thereof such declaration complied with the provisions of this Section 5.02(e), unless, immediately after giving effect to such proposed declaration or payment, an Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist under any of the provisions of this Agreement other than this Section 5.02(e). For purposes of this Section 5.02(e), a material change in an accounting principle is one that in the year of its adoption changes income or loss from continuing operations for any quarter in such year by more than 10%.


                                     ARTICLE VI

                                 EVENTS OF DEFAULT

                   SECTION 6.01.  Events of Default.  If any of the
                                  -----------------
          following events ("Events of Default") shall occur and be continuing:

                   (a) Any Borrower or PM Companies shall fail to pay any principal of, or interest on, any Advance, or PM Companies shall fail to pay any fees payable under Section 2.04, when the same become due and payable; or

                   (b) Any representation or warranty made or deemed to have been made by any Borrower or PM Companies herein or by any Borrower or PM Companies (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; or

                   (c) Any Borrower or PM Companies shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to PM Companies by the Agent or any Lender; or

                   (d)  Any Borrower or PM Companies or any Major
              Subsidiary shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt arising under this Agreement) of such Borrower or PM Companies or such Major Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt unless adequate provision for any such payment has been made in form and substance satisfactory to the Majority Lenders; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt (other than any such Debt owed to a Lender or an affiliate of a Lender if such event or condition shall relate solely to a restriction on margin stock, as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System) unless adequate provision for the payment of such Debt has been made in form and substance satisfactory to the Majority Lenders; or any Debt of any Borrower or PM Companies or any Major Subsidiary which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt arising under this Agreement) shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof unless adequate provision for the payment of such Debt has been made in form and substance satisfactory to the Majority Lenders; or

                   (e)  Any Borrower or PM Companies or any Major
              Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or PM Companies or any Major Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or any Borrower or PM Companies or any Major Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                   (f) Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against any Borrower or PM Companies or any Major Subsidiary and either
              (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (g) Any ERISA Event with respect to Plan (a "Subject ERISA Event") shall have occurred, and, 30 days after notice thereof shall have been given to PM Companies by any Lender, (i) such Subject ERISA Event (if correctible) shall not have been corrected and (ii) the Insufficiency of any such Plan, when aggregated with the

              Insufficiencies (determined as of the date of the Subject ERISA Event) of all other Plans, if any, which were Plans on or after the date hereof and with respect to which an ERISA Event has occurred, exceeds $100,000,000; or

                   (h) Any Borrower or PM Companies or any of their ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a Withdrawal Liability in an annual amount which, when aggregated together with all other payments required to be made to Multiemployer Plans whose plan sponsors have notified such Borrower, PM Companies or any of their ERISA Affiliates that a Withdrawal Liability has been incurred by such Borrower, PM Companies or any of their ERISA Affiliates under such Multiemployer Plans, exceeds $25,000,000; or

                   (i)  The guaranty provided by PM Companies under
              Article VIII hereof or any guaranty endorsed by PM Companies on any B Note after delivery thereof under
              Section 3.04 shall for any reason cease to be valid and binding on PM Companies or PM Companies shall so state in writing;

          then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to PM Companies and the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to PM Companies and the Borrowers, declare all the Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an
                         --------  -------
          actual or deemed entry of an order for relief with respect to any Borrower, PM Companies or any Major Subsidiary under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                    ARTICLE VII

                                     THE AGENT

                   SECTION 7.01.  Authorization and Action.  Each Lender
                                  ------------------------
          hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the
                                             --------  -------
          Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by PM Companies or any Borrower pursuant to the terms of this Agreement.

                   SECTION 7.02.  Agent's Reliance, Etc.  Neither the
                                  ---------------------
          Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the
          Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for the Borrowers and PM Companies), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or PM Companies or to inspect the property (including the books and records) of any Borrower or PM Companies; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or, other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                   SECTION 7.03.  Citibank and Affiliates.  With respect
                                  -----------------------
          to any Commitment of, or any Advance made by, Citibank or any of its affiliates, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, PM Companies, any of their respective subsidiaries and any Person who may do business with or own securities of any Borrower or PM Companies or any such subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                   SECTION 7.04.  Lender Credit Decision.  Each Lender
                                  ----------------------
          acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis, and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                   SECTION 7.05.  Indemnification.  The Lenders agree to
                                  ---------------
          indemnify the Agent (to the extent not reimbursed by PM Companies or any Borrower), ratably according to the respective principal amounts of Advances then owing to each of them (or if no such Advances are at the time outstanding or if any such Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable
                                --------
          for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees and expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by PM Companies or any Borrower.

                   SECTION 7.06.  Successor Agent.  The Agent may resign
                                  ---------------
          at any time by giving written notice thereof to the Lenders and PM Companies and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender having and acting through a New York office, or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 which is not a Lender. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
          Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                    ARTICLE VIII

                                      GUARANTY

                   SECTION 8.01.  Guaranty.  The Guarantor hereby
                                  --------
          unconditionally and irrevocably guarantees (the undertaking of the Guarantor contained in this Article VIII being the "Guaranty") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Borrower now or hereafter existing under this Agreement (other than such obligations under Section 2.03(d) and (e) which are covered by the guaranty under the B Notes), whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), and any and all expenses (including counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under the Guaranty.

                   SECTION 8.02.  Guaranty Absolute.  The Guarantor
                                  -----------------
          guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                   (i)  any lack of validity, enforceability or
              genuineness of any provision of this Agreement or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

                 (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Borrower or the Guarantor.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, all as though such payment had not been made.

                   SECTION 8.03.  Waivers.  (a)  The Guarantor hereby
                                  -------
          waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this

          Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against a Borrower or any other Person or any collateral.

                   (b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against any Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against such Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the cash payment in full of the Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and this Guaranty, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and this Guaranty and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

                   SECTION 8.04.  Payments Free and Clear of Taxes, Etc.
                                  -------------------------------------
          (a) Any and all payments made by the Guarantor hereunder shall be made in accordance with Section 2.12 (concerning payments) of this Agreement free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Agent (as the case may

          be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                   (b) In addition, the Guarantor agrees to pay any present or future Other Taxes which arise from any payment made under this Guaranty or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty.

                   (c) The Guarantor will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                   (d) Within 30 days after the date of any payment of Taxes, the Guarantor will furnish to the Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

                   (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 8.04 shall survive the payment in full of the principal of and interest on the Advances.

                   (f) Unless in accordance with Section 2.13(f) a Borrower, PM Companies and the Agent have received forms and other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Guarantor or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                   SECTION 8.05.  No Waiver; Remedies.  No failure on the
                                  -------------------
          part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   SECTION 8.06.  Continuing Guaranty.  This Guaranty is a
                                  -------------------
          continuing guaranty and shall (i) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders, the Agents and their respective successors, transferees and assigns.


                                     ARTICLE IX

                                SUBSIDIARY BORROWER

                   SECTION 9.01.  Subsidiary Borrower.  Any domestic or
                                  -------------------
          foreign subsidiary of the Guarantor shall have the right to become a "Borrower" hereunder, and to borrow any unused Commitments under this Agreement subject to the terms and conditions hereof applicable to a Borrower and to the following additional conditions:

                   (a) PM Companies shall deliver a notice in the form of Exhibit F hereto (a "Notice of Acceptance") signed by such subsidiary and countersigned by the Guarantor to the Agent stating that such subsidiary desires to become a "Borrower" under this Agreement and agrees to be bound by the terms hereof. From the time of receipt of such Notice of Acceptance by the Agent, such subsidiary shall be a "Borrower" hereunder with all of the rights and obligations of a Borrower hereunder. No Notice of Acceptance relating to a subsidiary may be revoked as to amounts owed by such subsidiary to the Lenders under this Agreement or when a Notice of Borrowing naming such subsidiary has been given by PM Companies and is effective.

                   (b) Each Notice of Acceptance shall be accompanied by an opinion of counsel for PM Companies to the effect of clause (iv) below and shall contain the following representations and warranties with respect to such subsidiary:

                        (i)  The subsidiary is a corporation duly
                   organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                       (ii) The execution, delivery and performance by the subsidiary of any B Notes executed and delivered and to be executed and delivered by it, this Agreement and such Notice of Acceptance are within the subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the subsidiary's charter or by-laws or (ii) any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting the subsidiary.

                      (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the subsidiary of any B Notes executed and delivered and to be executed and delivered by it, this Agreement or such Notice of Acceptance.

                       (iv) This Agreement is, and any B Notes of such subsidiary when delivered under this Agreement will be, the legal, valid and binding obligation of the subsidiary enforceable against the subsidiary in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (v) There is no pending or threatened action or proceeding affecting the subsidiary or any of its subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of this Agreement or any B Note.

                       (vi) PM Companies owns directly or indirectly 100% of the capital stock of the subsidiary.

                   (c) For the purposes of Sections 3.02, 3.03 and 3.04, each of the representations and warranties in the foregoing
              Section 9.01(b) shall be deemed to be a representation and warranty contained in Section 4.01.

                                     ARTICLE X

                                   MISCELLANEOUS

                   SECTION 10.01.  Amendments, Etc.  No amendment or
                                   ---------------
          waiver of any provision of this Agreement, nor consent to any departure by any Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no
                                            --------  -------
          amendment, waiver or consent shall, unless in writing and
          signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing) or 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of A Advances, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (f) release the Guarantor from any of its obligations under Article VIII or (g) amend this Section 10.01; provided further that no
                                                -------- -------
          waiver of the conditions specified in Section 3.04 in
          connection with any B Borrowing shall be effective unless consented to by all Lenders making B Advances as part of such B Borrowing; and provided further that no amendment, waiver or
                         -------- -------
          consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any A Advance.

                   SECTION 10.02.  Notices, Etc.  Except as provided in
                                   ------------
          Section 2.03(a) or (g), all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to any Borrower, at its address at c/o Philip Morris Companies Inc., 120 Park Avenue, New York, New York 10017,
          Attention: Treasurer; if to the Guarantor, at its address at 120 Park Avenue, New York, New York 10017, Attention:
          Secretary; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at One Court Square, Long Island City, New York 11120, Attention: John Sahr; or, as to each party, at such other address as shall be designated by such party in a written notice to PM Companies or the Agent and, in the case of any such notice by any Borrower, PM Companies or the Agent, to each other party hereto. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

                   SECTION 10.03.  No Waiver; Remedies.  No failure on
                                   -------------------
          the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   SECTION 10.04.  Costs, Expenses and Taxes.  (a)  PM
                                   -------------------------
          Companies agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration (excluding any cost or expenses for administration related to the Agent's overhead), modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all costs and expenses of the Lenders and the Agent, if any (including, without limitation, reasonable counsel fees and expenses of the Lenders and the Agent), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder.

                   (b) If any payment of principal of any Adjusted CD Rate Advance or Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.10, acceleration of the maturity of the Advances pursuant to Section 6.01, an assignment made as a result of a demand by PM Companies pursuant to Section 10.07(a) or for any other reason, PM Companies shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Without prejudice to the survival of any other agreement of any Borrower or PM Companies hereunder, the agreements and obligations of each Borrower and PM Companies contained in Section 2.02(c), 2.08, 2.10(b)(ii) or
          (c), 2.11 or this Section 10.04(b) shall survive the payment in full of principal and interest hereunder.

                   (c) Each Borrower and the Guarantor jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their respective affiliates, control persons, directors, officers, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any Indemnified Party, in each case in connection with or arising out of, or in connection with the preparation for or defense of, any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by any Borrower, whether or not such Indemnified Party is a party to such transaction or (ii) related to any Borrower's or the Guarantor's entering into this Agreement, or to any actions or omissions of any Borrower or the Guarantor, any of their respective subsidiaries or affiliates or any of its or their respective officers, directors, employees or agents in connection therewith, in each case whether or not an Indemnified Party is a party thereto and whether or not such investigation, litigation or proceeding is brought by the Guarantor or any Borrower or any other Person; provided,
                                                         --------
          however, that neither any Borrower nor the Guarantor shall be
          -------
          required to indemnify any such Indemnified Party from or against any portion of such claims, damages, losses, liabilities or expenses that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnified Party.

                   SECTION 10.05.  Right of Set-off.  Upon (i) the
                                   ----------------
          occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower or the Guarantor against any and all of the obligations of such Borrower or the Guarantor now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the appropriate Borrower or the Guarantor, as the case may be, after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
          --------
          the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                   SECTION 10.06.  Binding Effect.  This Agreement shall
                                   --------------
          become effective when it shall have been executed by PM Companies and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Guarantor, the Agent and each Lender and their respective successors and assigns, except that neither any Borrower nor the Guarantor shall have the right to assign its rights hereunder or any interest herein without prior written consent of the Lenders.

                   SECTION 10.07.  Assignments and Participations.  (a)
                                   ------------------------------
          Each Lender may and, if demanded by PM Companies upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the A Advances owing to it); provided, however, that (i) each such
                                 --------  -------
          assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (other than, except in the case of an assignment made as a result of a demand by PM Companies pursuant to this Section 10.07(a), any B Advances owing to such Bank or any B

          Notes held by it), (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $25,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by PM Companies pursuant to this Section 10.07(a) shall be arranged by PM Companies after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by PM Companies pursuant to this Section 10.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers to which it has outstanding Advances or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000, provided that, if such assignment is made as a result
                  --------
          of a demand by PM Companies under this Section 10.07(a), PM Companies shall pay or cause to be paid such $3,000 fee; provided further that nothing in this Section 10.07 shall
          -------- -------
          prevent or prohibit any Lender from pledging its Advances hereunder or any B Notes held by it to a Federal Reserve Bank in support of borrowings by such Lender from such Federal Reserve Bank. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than those provided under Section 10.04) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                   (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or PM Companies or the performance or observance by any Borrower or PM Companies of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                   (c) The Agent shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and PM Companies, the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by PM Companies or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to PM Companies.

                   (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it and any B Note or Notes held by it); provided,
                                                           --------
          however, that (i) such Lender's obligations under this
          -------
          Agreement (including, without limitation, its Commitment to PM Companies hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such B Note for all purposes of this Agreement, and (iv) PM Companies, the other Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                   (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to PM Companies or any Borrower furnished to such Lender by or on behalf of PM Companies or any Borrower; provided that, prior to any such disclosure, the assignee or
          --------
          participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to PM Companies received by it from such Lender.

                   SECTION 10.08.  Governing Law.  This Agreement and any
                                   -------------
          B Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                   SECTION 10.09.  Execution in Counterparts.  This
                                   -------------------------
          Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            PHILIP MORRIS COMPANIES INC.


                                            By: /s/ George R. Lewis
                                                ------------------------
                                                Vice President and
                                                Treasurer

                                            CITIBANK, N.A., as Agent


                                            By:/s/ Paolo de Alessandrini
                                                ------------------------
                                                Vice President

                                     THE BANKS
                                     ---------


          Commitment:
          ----------

          U.S. $466,666,666.63           CITIBANK, N.A.



                                         By: /s/ Paolo de Alessandrini
                                             --------------------------
                                             Vice President


          U.S. $333,333,333.33           CHEMICAL BANK



                                         By: /s/ Robert C. Kennedy
                                             --------------------------
                                             Vice President


          U.S. $333,333,333.33           CREDIT SUISSE


                                         By: /s/ Robert B. Potter
                                             --------------------------
                                             Associate


                                         By: /s/ Carole A. Lustig
                                             --------------------------
                                             Associate


          U.S. $250,000,000.00           MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK.



                                         By: /s/ John A. Payne
                                             --------------------------
                                             Managing Director


          U.S. $ 50,000,000.00           J.P. MORGAN DELAWARE



                                         By: /s/ David J. Morris
                                             --------------------------
                                             Vice President

          U.S. $293,333,333.33           UNION BANK OF SWITZERLAND

                                         By: /s/ Peter B. Yearly
                                             --------------------------
                                             Vice President

                                         By: /s/ James P. Kelleher
                                             --------------------------
                                             Assistant Treasurer



          U.S. $286,666,666.67           DEUTSCHE BANK AG NEW YORK
                                         BRANCH AND/OR CAYMAN
                                         ISLAND BRANCHES

                                         By: /s/ Ross A. Howard
                                             --------------------------
                                             Assistant Vice President

                                         By: /s/ Rolf-Peter Mikolayczyk
                                             --------------------------
                                             Director


          U.S. $266,666,666.67           ABN AMRO BANK NV, NEW YORK
                                         BRANCH

                                         By: /s/ Laura G. Fazio
                                             --------------------------
                                             Vice President

                                         By: /s/ Margaret P. Hannahoe
                                             --------------------------
                                             Assistant Vice President


          U.S. $266,666,666.67           SOCIETE GENERALE



                                         By: /s/ Bruce H. Drossman
                                             --------------------------
                                             Vice President

          U.S. $240,000,000.00           SWISS BANK CORPORATION,
                                         NEW YORK AND CAYMAN
                                         ISLANDS BRANCHES



                                         By: /s/ Marcia L. Thatcher
                                             --------------------------
                                             Vice President



                                         By: /s/ Filippe M. Goossens
                                             --------------------------
                                             Associate Director


          U.S. $230,000,000.00           THE DAI-ICHI KANGYO BANK,
                                         LTD. - NEW YORK BRANCH



                                         By: /s/ Timothy White
                                             --------------------------
                                             Assistant Vice President


          U.S. $226,666,666.67           BANK OF AMERICA NT & SA



                                         By: /s/ John Pocalyko
                                             --------------------------
                                             Vice President


          U.S. $226,666,666.67           DRESDNER BANK AG NEW YORK
                                         AND GRAND CAYMAN BRANCHES



                                         By: /s/ J. Michael Leffler
                                             --------------------------
                                             First Vice President



                                         By: /s/ A. Richard Morris
                                             --------------------------
                                             Vice President





          6277I/105

          U.S. $213,333,333.33           NATIONSBANK OF NORTH
                                         CAROLINA, N.A.



                                         By: /s/ Sally L. Hazard
                                             --------------------------
                                             Senior Vice President


          U.S. $200,000,000.00           THE SUMITOMO BANK, LIMITED
                                         NEW YORK BRANCH


                                         By: /s/ Y. Kawamura
                                             --------------------------
                                             Joint General Manager


          U.S. $186,666,666.67           BAYERISCHE HYPOTHEKEN - UND
                                         WECHSEL-BANK, NEW YORK
                                         BRANCH



                                         By: /s/ E.S. Atwell
                                             --------------------------
                                             Assistant Vice President


                                         By: /s/ David Rockwell
                                             --------------------------
                                             First Vice President


          U.S. $186,666,666.67           THE CHASE MANHATTAN BANK,
                                         N.A.



                                         By: /s/ Elyse O'Hora
                                             --------------------------
                                             Managing Director


          U.S. $186,666,666.67           SANWA BANK LIMITED



                                         By: /s/ Stephen C. Small
                                             --------------------------
                                             Vice President &
                                               Area Manager










          6277I/105

          U.S. $160,000,000.00           CREDIT LYONNAIS
                                         CAYMAN ISLAND BRANCH



                                         By: /s/ Robert Ivosevich
                                             --------------------------
                                             Authorized Signatory


                                         CREDIT LYONNAIS
                                         NEW YORK BRANCH



                                         By: /s/ Robert Ivosevich
                                             --------------------------
                                             Senior Vice President


          U.S. $150,000,000.00           THE BANK OF TOKYO TRUST
                                         TRUST CO.



                                         By: /s/ G. Stewart
                                             --------------------------
                                             Vice President &
                                               Deputy Manager


          U.S. $150,000,000.00           THE FUJI BANK, LIMITED



                                         By: /s/ Y. Shiotsugu
                                             --------------------------
                                             Vice President & Manager


          U.S. $124,666,666.67           BANQUE NATIONALE DE PARIS
                                         NEW YORK BRANCH



                                         By: /s/ Pierre-Nicholas Rogers
                                             --------------------------
                                             Vice President



                                         By: /s/ Robert S. Taylor, Jr.
                                             --------------------------
                                             Senior Vice President








          6277I/105

                                         BANQUE NATIONALE DE PARIS
                                         GEORGETOWN BRANCH



                                         By: /s/ Pierre-Nicholas Rogers
                                             --------------------------
                                             Vice President



                                         By: /s/ Robert S. Taylor, Jr.
                                             --------------------------
                                             Senior Vice President


          U.S. $116,666,666.67           MIDLAND BANK PLC



                                         By: /s/ Derek Lunt
                                             --------------------------
                                             Corporate Banking Director


          U.S. $106,666,666.67           THE BANK OF NEW YORK



                                         By: /s/ Howard F. Bascom, Jr.
                                             --------------------------
                                             Vice President


          U.S. $ 90,000,000.00           MELLON BANK N.A.



                                         By: /s/ Diane P. Durnin
                                             --------------------------
                                             Vice President


          U.S. $ 90,000,000.00           THE TORONTO-DOMINION BANK



                                         By: /s/ Lisa Allison
                                             --------------------------
                                             Manager
                                             Credit Administration




          6277I/105

          U.S. $ 83,333,333.33           BAYERISCHE LANDESBANK
                                         GIROZENTRALE


                                         By: /s/ Wilfried Freudenberger
                                             --------------------------
                                             Executive Vice President
                                               and General Manager


                                         By: /s/ Peter Obermann
                                             --------------------------
                                             First Vice President
                                             Manager Corporate Finance


          U.S. $ 83,333,333.33           DEUTSCHE GENOSSENSCHAFTSBANK



                                         By: /s/ Karen A. Brinkman
                                             --------------------------
                                             Vice President



                                         By: /s/ John L. Dean
                                             --------------------------
                                             Senior Vice President


          U.S. $ 83,333,333.33           ISTITUTO BANCARIO SAN
                                           PAOLO DI TORINO S.P.A.



                                         By: /s/ W. Jones
                                             --------------------------
                                             Vice President



                                         By: /s/ Ettore Viazzo
                                             --------------------------
                                             Vice President


          U.S. $ 83,333,333.33           THE SAKURA BANK, LTD.



                                         By: /s/ Y. Terada
                                             --------------------------
                                             VP & AGM





          6277I/105

          U.S. $ 80,000,000.00           NATIONAL AUSTRALIA BANK
                                         LIMITED



                                         By: /s/ Robert S. Emerson
                                             --------------------------
                                             Vice President


          U.S. $ 76,666,666.67           BANQUE PARIBAS



                                         By: /s/ S. Kelly
                                             --------------------------
                                             Group Vice President



                                         By: /s/ Mary T. Finnegan
                                             --------------------------
                                             Vice President


          U.S. $ 76,666,666.67           CANADIAN IMPERIAL BANK
                                         COMMERCE


                                         By: /s/ Mary Kate Miller
                                             --------------------------
                                             Authorized Signatory


          U.S. $ 76,666,666.67           CONTINENTAL BANK N.A.


                                         By: /s/ Kathryn W. Robinson
                                             --------------------------
                                             Vice President




          6277I/105

          U.S. $ 76,666,666.67           NORDDEUTSCHE LANDESBANK
                                         GIROZENTRALE NEW YORK
                                         BRANCH AND/OR CAYMAN ISLAND
                                         BRANCH



                                         By: /s/ Stephen K. Hunter
                                             --------------------------
                                             Senior Vice President



                                         By: /s/ Stephanie Hoevermann
                                             --------------------------
                                             Vice President


          U.S. $ 76,666,666.67           RABOBANK NEDERLAND, NEW YORK
                                         BRANCH



                                         By: /s/ Johannes F. Breukhoven
                                             --------------------------
                                             Vice President


                                         By: /s/ Ian Reece
                                             --------------------------
                                             Vice President & Manager


          U.S. $ 76,666,666.67           ROYAL BANK OF CANADA



                                         By: /s/ Linda M. Murrer
                                             --------------------------
                                             Senior Manager


          U.S. $ 76,666,666.67           WACHOVIA BANK OF GEORGIA,
                                         N.A.



                                         By: /s/ Linda M. Harris
                                             --------------------------
                                             Senior Vice President









            6277I/105

          U.S. $ 70,000,000.00           THE BANK OF NOVA SCOTIA



                                         By: /s/ John Campbell
                                             --------------------------
                                             Vice President & Agent


          U.S. $ 66,666,666.67           BANCA DI ROMA, NEW YORK
                                         BRANCH

                                         By: /s/ Ralph W. Riehle
                                             --------------------------
                                             First Vice President

                                         By: /s/ T. Howell
                                             --------------------------
                                             Vice President


          U.S. $ 66,666,666.67           BANK BRUSSELS LAMBERT,
                                         NEW YORK BRANCH



                                         By: /s/ John Kippax
                                             --------------------------
                                             Vice President



                                         By: /s/ Eric Hollanders
                                             --------------------------
                                             Senior Vice President
                                               Credit Department

          U.S. $ 66,666,666.67           THE FIRST NATIONAL BANK OF
                                         CHICAGO



                                         By: /s/ James W. Peterson
                                             --------------------------
                                             Vice President

          U.S. $ 66,666,666.67           FIRST INTERSTATE BANK OF
                                         CALIFORNIA



                                         By: /s/ Roy H. Roberts
                                             --------------------------
                                             Vice President



                                         By: /s/ David E. Grimes
                                             --------------------------
                                             Vice President




          6277I/105

          U.S. $ 66,666,666.67           THE MITSUBISHI BANK, LIMITED
                                         NEW YORK BRANCH



                                         By: /s/ J. Bruce Meredith
                                             --------------------------
                                             Senior Vice President
                                               and Manager

          U.S. $ 66,666,666.67           THE TOKAI BANK, LIMITED



                                         By: /s/ Masaharu Muto
                                             --------------------------
                                             Deputy General Manager


          U.S. $ 66,666,666.67           TRUST COMPANY BANK



                                         By: /s/ Craig W. Farnsworth
                                             --------------------------
                                             Vice President


          U.S. $ 66,666,666.67           THE YASUDA TRUST AND
                                         BANKING COMPANY, LIMITED
                                         NEW YORK BRANCH



                                         By: /s/ Neil T. Chau
                                             --------------------------
                                             Vice President


          U.S. $ 53,333,333.33           DAIWA BANK LIMITED



                                         By: /s/ Masafumi Asai
                                             --------------------------
                                             Second Vice President


          U.S. $ 53,333,333.33           DEN DANSKE BANK

                                         By: /s/ Bent V. Christensen
                                             --------------------------
                                             Vice President

                                         By: /s/ Peter L. Hargraves
                                             --------------------------
                                             Vice President



          6277I/105

          U.S. $ 53,333,333.33           THE INDUSTRIAL BANK OF
                                         JAPAN, LIMITED, NEW YORK
                                         BRANCH


                                         By: /s/ Junri Oda
                                             --------------------------
                                             Senior Vice President
                                               and Senior Manager


          U.S. $ 50,000,000.00           BANCA NAZIONALE DEL LAVORO
                                         S.P.A. - NEW YORK BRANCH



                                         By: /s/ Giuliano Violetta
                                             --------------------------
                                             First Vice President



                                         By: /s/ Giulio Giovine
                                             --------------------------
                                             Vice President


          U.S. $ 43,333,333.33           THE FIRST NATIONAL BANK OF
                                           BOSTON



                                         By: /s/ Ellen H. Allen
                                             --------------------------
                                             Director


          U.S. $ 40,000,000.00           COMPAGNIE FINANCIERE DE CIC
                                         ET DE L'UNION EUROPEENNE



                                         By: /s/ Sean Mounier
                                             --------------------------
                                             Vice President



                                         By: /s/ Alain Merle d'Aubigne
                                             --------------------------
                                             Vice President



          6277I/105

          U.S. $ 40,000,000.00           INTERNATIONALE NEDERLANDEN
                                         BANK N.V., DUBLIN BRANCH



                                         By: /s/ C. Vincent Reilly
                                             --------------------------
                                             Senior General Manager



                                         By: /s/ Vaughn Richtor
                                             --------------------------
                                             General Manager


          U.S. $ 40,000,000.00           LLOYDS BANK PLC.

                                         By: /s/ T. Walser
                                             --------------------------
                                             Senior Vice President

                                         By: /s/ Paul Briamonte
                                             --------------------------
                                             Vice President


          U.S. $ 34,666,666.67           BANK OF HAWAII



                                         By: /s/ Scott G. Balke
                                             --------------------------
                                             Vice President


          U.S. $ 33,333,333.33           BANCA COMMERCIALE
                                         ITALIANA-NEW YORK BRANCH


                                         By: /s/ J. Mimi Welch
                                             --------------------------
                                             Assistant Vice President


                                         By: /s/ Edward C. Bermant
                                             --------------------------
                                             First Vice President


          6277I/105

          U.S. $ 33,333,333.33           BANK OF MONTREAL



                                         By: /s/ Thruston W. Pettus
                                             --------------------------
                                             Director


          U.S. $ 33,333,333.33           BANKERS TRUST COMPANY



                                         By: /s/ Priscilla Newbury
                                             --------------------------
                                             Vice President


          U.S. $ 33,333,333.33           FIRST BANK NATIONAL
                                         ASSOCIATION



                                         By: /s/ Mark R. Olmon
                                             --------------------------
                                             Vice President


          U.S. $ 33,333,333.33           FIRST FIDELITY BANK, N.A.
                                         NEW JERSEY



                                         By: /s/ Susan Dimmick
                                             --------------------------
                                             Vice President


          U.S. $ 33,333,333.33           FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA



                                         By: /s/ Michael T. Grady
                                             --------------------------
                                             Vice President


          6277I/105

          U.S. $ 33,333,333.33           GENERALE BANK, NEW YORK
                                         BRANCH



                                         By: /s/ Alain Verschueren
                                             --------------------------
                                             Senior Vice President



                                         By: /s/ Eddie Matthews
                                             --------------------------
                                             Senior Vice President


          U.S. $ 33,333,333.33           THE LONG-TERM CREDIT BANK
                                          OF JAPAN, LIMITED



                                         By: /s/ H. Sasaki
                                             --------------------------
                                             Deputy General Manager


          U.S. $ 33,333,333.33          THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION, LOS ANGELES AGENCY


                                         By: /s/ Takashi Sugita
                                             --------------------------
                                             Senior Vice President



          U.S. $ 33,333,333.33           WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, NEW YORK
                                         AND CAYMAN ISLANDS
                                         BRANCHES



                                         By:/s/ Roland W. Chalons-Browne
                                             --------------------------
                                             Managing Director



                                         By: /s/ Salvatore Battinelli
                                             --------------------------
                                             Vice President



          6277I/105

          U.S. $ 26,666,666.67           BANCO BILBAO VIZCAYA, S.A.


                                         By: /s/ Adolfo Martinez
                                             --------------------------
                                             Vice President -
                                             Corporate Banking Manager

                                         By: /s/ Ahmad Abouzeid
                                             --------------------------
                                             Vice President -
                                             Credit Manager


          U.S. $ 23,333,333.33           CARIPLO - CASSA DI
                                         RISPARMIO DELLE PROVINCIE
                                         LOMBARDE S.P.A.


                                         By: /s/ Giuseppe Zanotti-Fregonara
                                             ------------------------------
                                             Senior Vice President


                                         By: /s/ Charles W. Kennedy
                                             --------------------------
                                                Vice President


          U.S. $ 23,333,333.33           THE MITSUI TRUST AND BANKING
                                         COMPANY LIMITED


                                         By: /s/ Kiichiro Kondo
                                             --------------------------
                                             Senior Vice President &
                                               Manager


          U.S. $ 16,666,666.67           BANCO ESPANOL DE CREDITO, NEW
                                         YORK BRANCH



                                         By: /s/ Fernando Artaza
                                             --------------------------
                                             General Manager



                                         By: /s/ Juan Galan
                                             --------------------------
                                             Senior Vice President


          6277I/105

          U.S. $ 16,666,666.67           CREDIT COMMERCIAL DE FRANCE



                                         By: /s/ Steven Broad
                                             --------------------------
                                             Senior Vice President



                                         By: /s/ Kathryn Hudson
                                             --------------------------
                                             Assistant Vice President


          U.S. $ 16,666,666.67           FLEET BANK



                                         By: /s/ Deane M. Driscoll
                                             --------------------------
                                             Vice President


          U.S. $ 16,666,666.67           THE NORTHERN TRUST COMPANY



                                         By: /s/ Deborah W. Thomas
                                             --------------------------
                                             Vice President


          U.S. $ 16,666,666.67           THE ROYAL BANK OF SCOTLAND PLC



                                         By: /s/ David Dougan
                                             --------------------------
                                             Vice President


          U.S. $ 16,666,666.67           SIGNET BANK /VIRGINIA



                                         By: /s/ J. Charles Link
                                             --------------------------
                                             Senior Vice President


          6277I/105

          U.S. $ 16,666,666.67           THE SUMITOMO TRUST & BANKING
                                         CO., LTD., LOS ANGELES AGENCY



                                         By: /s/ Yutaka Itoh
                                             --------------------------
                                             Deputy General Manager


          U.S. $ 16,666,666.67           SVENSKA HANDELSBANKEN



                                         By: /s/ Guy Rudberg
                                             --------------------------
                                             Vice President



                                         By: /s/ Kjell Arvidsson
                                             --------------------------
                                             Vice President


          U.S. $ 16,666,666.67           THE TOYO TRUST & BANKING CO.,
                                         LTD.



                                         By: /s/ Tomoshige Kimura
                                             --------------------------
                                             Vice President


          U.S. $ 16,000,000.00           CRESTAR BANK



                                         By: /s/ Keith Hubbard
                                             --------------------------
                                             Senior Vice President


          U.S. $ 13,333,333.33           STATE STREET BANK & TRUST CO.



                                         By: /s/ Patrick K. Armstrong
                                             --------------------------
                                             Vice President



          6277I/105

          U.S. $  7,333,333.33           CENTRAL FIDELITY BANK



                                         By: /s/ Harry A. Turton, Jr.
                                             --------------------------
                                             Assistant Vice President


          U.S. $  7,333,333.33           M&I MARSHALL & ILSLEY BANK



                                         By: /s/ Philip M. McGoohan
                                             --------------------------
                                             Vice President


          U.S. $  6,666,666.67           FIRSTAR BANK MILWAUKEE, N.A.



                                         By: /s/ Thomas A. Rave
                                             --------------------------
                                             Vice President




          6277I/105

                                  SCHEDULE I

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
ABN AMRO Bank N.V.,                Laura Fazio                                                        AMB AMRO Bank N.V.
  New York Branch                  Vice President                                                     Cayman Islands Branch
                                   500 Park Avenue, 2nd Fl.                                           c/o ABN AMRO Bank N.V.
                                   New York, NY  10022                                                500 Park Avenue, 2nd Fl.
                                   (212) 832-7129 (Facsimile)                                         New York, NY  10022
                                                                                                      (212) 832-7129 (Facsimile)

Banca Commerciale Italiana-        Sarah Kim
New York Branch                    Assistant Treasurer
                                   1 William Street
                                   New York, NY  10004
                                   (212) 809-2124 (Facsimile)

Banca Nazionale Del Lavoro         Giulio Giovine, V.P.
  S.P.A.-New York Branch           25 West 51st Street
                                   New York, NY  10019
                                   (212) 765-2978 (Facsimile)

Banca di Roma, New York            Ralph Riehle
Branch                             First Vice President
                                   100 Wall Street
                                   New York, NY  10005
                                   (212) 607-6421 (Facsimile)

Banco Bilbao Vizcaya, S.A.         Juan Urquiola
                                   Account Officer
                                   116 East 55th Street
                                   New York, NY  10022
                                   (212) 826-3107 (Facsimile)

Banco Espanol de Credito,          Edna S. Diffoot-Cabrera
  New York Branch                  Assistant Treasurer
                                   630 Fifth Ave
                                   Suite 514
                                   New York, NY  10111
                                   (212) 262-3119 (Facsimile)

Bank Brussels Lambert,             John Kippax
  New York Branch                  Vice President
                                   630 Fifth Avenue
                                   New York, NY  10111
                                   (212) 333-5786 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Bank of America NT & SA            Robert Simpson
                                   1850 Gateway Blvd.
                                   Concord, CA  94520
                                   (510) 675-7531 (Facsimile)

Bank of Hawaii                     Scott Balke
                                   Vice President
                                   130 Merchant Street, 20th FL
                                   Honolulu, HI  96846
                                   (808) 537-8301 (Facsimile)

Bankers Trust Company              Priscilla Newbury
                                   Vice President
                                   280 Park Avenue
                                   New York, NY  10017
                                   (212) 454-2605 (Facsimile)

Bank of Montreal                   Thruston W. Pettus
                                   Director
                                   430 Park Avenue
                                   New York, NY  10022
                                   (212) 605-1454 (Facsimile)

Banque Nationale de Paris          Pierre-Nicholas Rogers                                             Banque Nationale de Paris
New York Branch                    Vice President                                                     Georgetown Branch
Banque Nationale de Paris          499 Park Avenue                                                    c/o Banque Nationale de Paris
Georgetown Branch                  New York, NY  10022                                                New York Branch
                                   (212) 415-9606 (Facsimile)                                         499 Park Avenue
                                                                                                      New York, NY  10022
                                                                                                      (212) 415-9695 (Facsimile)

Banque Paribas                     Mary T. Finnegan                                                   Banque Paribas Grand
                                   Vice President                                                       Cayman Branch
                                   787 Seventh Avenue                                                 c/o Banque Paribas NY
                                   New York, NY  10019                                                Park Avenue Plaza
                                   (212) 841-2333 (Facsimile)                                         New York, NY  10055
                                                                                                      (212) 841-2333 (Facsimile)

Bayerische Hypotheken -            Steve Atwell, A.V.P.
  Und Wechsel-Bank,                Financial Square
  New York Branch                  32 Old Slip
                                   New York, NY  10005
                                   (212) 440-0741 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Bayerische Landesbank Girozentrale Joanne Cicino
                                   Second Vice President
                                   560 Lexington Ave
                                   New York, NY  10022
                                   (212) 310-9865 (Facsimile)

Canadian Imperial Bank of          Mary Kate Miller
  Commerce                         Vice President
                                   425 Lexington Avenue, 6th Fl.
                                   New York, NY  10017
                                   (212) 856-3559/3600 (Facsimile)

Cariplo - Cassa di Risparmio       Charles Kennedy
  Delle Provincie Lombarde S.P.A.  Vice President
                                   650 Fifth Avenue
                                   New York, NY  10019
                                   (212) 603-7840 (Facsimile)

Central Fidelity Bank              Harry A. Turton, Jr.
                                   Central Fidelity Bank
                                    Asst. Vice President
                                   P.O. Box 27602
                                   Richmond, VA  23261
                                   (804) 697-6869 (Facsimile)

Chemical Bank                      Robert P. Kemas
                                   Vice President
                                   270 Park Avenue, 9th Fl.
                                   New York, NY  10017
                                   (212) 270-7138 (Facsimile)

Compagnie Financiere de CIC        Sean Mounier
  et de L'Union Europeene          Vice President
                                   520 Madison Avenue, 37th Fl.
                                   New York, NY  10022
                                   (212) 715-4535 (Facsimile)

Citibank, N.A.                     Paolo de Alessandrini
                                   399 Park Avenue
                                   8th Floor
                                   New York, NY  10043
                                   (212) 793-3963 (Facsimile)

Continental Bank N.A.              Ken Washington
                                   231 S. LaSalle Street
                                   Chicago, IL  60697
                                   (312) 828-5140 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Credit Commercial de France        Steven Broad
                                   Senior Vice President
                                   450 Park Ave
                                   New York, NY 10022
                                   (212) 832-7469 (Facsimile)

Credit Lyonnais                    Robert Bostani                                                     Credit Lyonnais
Cayman Island Branch               Vice President                                                     Cayman Island Branch
Credit Lyonnais                    1301 Avenue of the Americas                                        c/o Credit Lyonnais NY Branch
New York Branch                    New York, NY  10019                                                1301 Avenue of the Americas
                                   (212) 459-3179 (Facsimile)                                         New York, NY 10019
                                                                                                      (212) 459-3179

Credit Suisse                      Robert B. Potter                                                   Credit Suisse
                                   12 E. 49th St., 44th FL.                                           Cayman Island Branch
                                   New York, NY  10017                                                c/o Credit Suisse
                                   (212) 238-5439 (Facsimile)                                         12 East 49th Street
                                                                                                      New York, NY  10017
                                                                                                      (212) 238-5439

Crestar Bank                       Keith A. Hubbard
                                   Senior Vice President
                                   919 East Main Street
                                   Richmond, VA  23219
                                   (804) 782-5413 (Facsimile)

Daiwa Bank Limited                 Mr. Asai
                                   75 Rockefeller Plaza
                                   New York, NY 10019
                                   (212) 554-7210 (Facsimile)

Den Danske Bank                    P. Hargraves
                                   Vice President
                                   280 Park Ave
                                   New York, NY  10017
                                   (212) 370-9239 (Facsimile)

Deutsche Bank AG, New York         Rolf-Peter Mikolayczyk                                             Rolf-Peter Mikolayczyk
  Branch and/or Cayman Island      Vice President                                                     Cayman Islands Branch
  Branches                         Deutsche Bank AG, New York Branch                                  c/o Deutsche Bank AG
                                   31 West 52nd Street                                                31 West 52nd Street
                                   New York, NY  10019                                                New York, NY 10019
                                   (212) 474-8212 (Facsimile)                                         (212) 474-8212 (Facsimile)

Deutsche Genossenschaftsbank       Robert B. Herber
                                   Vice President
                                   609 Fifth Avenue
                                   New York, NY  10017-1021
                                   (212) 745-1556 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Dresdner Bank AG New York          J. Michael Leffler                                                 Dresdner Bank AG
  and Grand Cayman Branches        First Vice President                                               New York or Grand Cayman
                                   Dresdner Bank AG                                                   Branch
                                   New York Branch                                                    c/o New York Branch
                                   75 Wall Street                                                     75 Wall Street
                                   New York, NY  10005                                                New York, NY  10005
                                   (212) 574-0130 (Facsimile)                                         (212) 574-0130 (Facsimile)

First Bank National Association    Mark R. Olmon
                                   Vice President
                                   601 Second Ave. So.
                                   Minneapolis, MN  55602
                                   (612) 973-0825 (Facsimile)

First Fidelity Bank, N.A.          Susan J. Dimmick
  New Jersey                       First Fidelity Bank, N.A.
                                     New Jersey
                                   550 Broad Street
                                   Newark, NJ  07102
                                   (201) 565-6681 (Facsimile)

First Interstate Bank              Roy Roberts
  of California                    Vice President
                                   885 Third Avenue, 5th Fl.
                                   New York, NY  10020
                                   (212) 593-5238 (Facsimile)

First Union National Bank          Allison Zollicoffer
  of North Carolina                Vice President
                                   One First Union Center
                                   Charlotte, NC  28202-0745
                                   (704) 374-2802 (Facsimile)

Firstar Bank                       Robert A. Flosbach
  Milwaukee, N.A.                  Vice President
                                   777 E. Wisconsin Avenue
                                   Milwaukee, WI  53202
                                   (414) 765-5062 (Facsimile)

Fleet Bank                         Deane M. Driscoll
                                   Vice President
                                   56 East 42nd St.
                                   New York, NY  10017
                                   (212) 907-5633

Generale Bank, New York Branch     Florence J. Mauchant
                                   Vice President
                                   520 Madison Avenue, 41st Fl.
                                   New York, NY  10022
                                   (212) 838-7492 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Istituto Bancario San Paolo        Wendell H. Jones
  di Torino S.P.A.                 245 Park Avenue
                                   New York, NY  10167
                                   (212) 599-5303 (Facsimile)

Internationale Nederlanden         Enda Allen
  Bank N.V., Dublin Branch         Manager, Financial Services
                                   49 St. Stephen's Green
                                   Dublin 2
                                   (3531) 662-1916 (Facsimile)

Lloyds Bank Plc                    Theodore Walser, V.P.
                                   199 Water Street
                                   New York, NY  10038
                                   (212) 607-4999 (Facsimile)

M&I Marshall and Ilsey Bank        Philip M. McGoohan
                                   Vice President
                                   770 N. Water Street
                                   Milwaukee, WI  53202
                                   (414) 765-7625 (Facsimile)

Mellon Bank N.A.                   Diane P. Durnin
                                   Vice President
                                   Mellon Bank
                                   65 East 55th Street
                                   New York, NY  10022
                                   (212) 702-5269 (Facsimile)

Midland Bank PLC                   Derek Lunt
                                   Corporate Banking Dir.
                                   Consumer Industries Grp, Corp.
                                     & Institutional Banking
                                   27-32 Poultry
                                   London EC2P 2BX

The Mitsui Trust and Banking       Gerard Machado
  Company Limited                  Asst. Vice President
                                   1 World Financial Center
                                   200 Liberty Street
                                   New York, NY  10281
                                   (212) 945-4171 (Facsimile)

Morgan Guaranty Trust Company      Charles R. Pardue                                                  Morgan Guaranty Trust Company
  of New York                      Vice President                                                       of New York
                                   60 Wall Street                                                     Nassau, Bahamas Office
                                   New York, NY  10260-0060                                           c/o J.P. Morgan Services
                                   (212) 648-5018                                                     500 Stanton Christiana Road
                                                                                                      Newark, Delaware  19713

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
J.P. Morgan Delaware               David J. Morris
                                   Vice President
                                   902 Market Street
                                   Wilmington, DE  19801
                                   (302) 654-5336 (Facsimile)

National Australia Bank Limited    Robert S. Emerson
                                   Vice President
                                   National Australia Bank
                                   200 Park Avenue, 34th Fl.
                                   New York, NY  10166
                                   (212) 983-1969 (Facsimile)

NationsBank of North               Lisa McClelland
  Carolina, N.A.                   1 Nationsbank Plaza
                                   Mail Code NC 1002-19-21
                                   Charlotte, NC  28255
                                   (704) 386-8694 (Facsimile)

Norddeutsche Landesbank            Norddeutsche Landesbank
  Girozentrale New York Branch       Girozentrale New York Branch
  and/or Cayman Island Branch      Stephanie Hoevermann, A.V.P.
                                   1270 Ave of the Americas
                                   New York, NY  10020
                                   (212) 332-8660 (Facsimile)

Rabobank Nederland, New York       Hans F. Breukhoven
  Branch                           Vice President
                                   245 Park Avenue
                                   New York, NY  10167
                                   (212) 916-7837 (Facsimile)

Royal Bank of Canada               Grand Cayman (North America
                                     No. 1) Branch
                                   c/o Royal Bank of Canada
                                   New York Operations Center
                                   Pierrepont Plaza
                                   300 Cadman Plaza West
                                   Attn: Manager, Loans Administration
                                   (718) 522-6292/3 (Facsimile)

                                   with a copy to:
                                   Linda M. Murrer
                                   Senior Manager
                                   Financial Square
                                   New York, NY  10005-3531
                                   (212) 809-7468 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Sanwa Bank Limited                 Stephen C. Small
                                   Vice President
                                   Sanwa Bank Limited
                                   55 East 52nd Street
                                   New York, NY  10055
                                   (212) 754-1304 (Facsimile)

Signet Bank/Virginia               J. Charles Link
                                   Senior Vice President
                                   800 East Main Street
                                   Richmond, VA  23219
                                   (804) 771-7151 (Facsimile)

Societe Generale                   Bruce Drossman
                                   Societe Generale
                                   Vice President
                                   50 Rockefeller Plaza
                                   New York, NY  10020
                                   (212) 581-8752 (Facsimile)

State Street Bank & Trust Co.      Patrick K. Armstrong
                                   Vice President
                                   225 Franklin Street
                                   Boston, MA  02110
                                   (617) 654-4176 (Facsimile)

Svenska Handelsbanken              Kjell Arvidsson
                                   Vice President
                                   599 Lexington Avenue
                                   New York, NY  10022
                                   (212) 326-2725 (Facsimile)

Swiss Bank Corporation, New        Marcia L. Thatcher
  York and Cayman Islands          Director
  Branches                         10 East 50th Street
                                   New York, NY  10022
                                   (212) 574-3852 (Facsimile)

The Bank of New York               Mary Anne Zagroba                 One Wall Street, 17th Fl.
                                   Vice President                    New York, NY  10286
                                   The Bank of New York              (212) 635-6397/6399 (Facsimile)
                                   One Wall Street, 8th Fl.
                                   (212) 635-1480 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
The Bank of Nova Scotia            Walter Jackson                                                     The Bank of Nova Scotia
                                   Representative                                                       International Limited
                                   One Liberty Plaza, 26th Floor                                      Bernard Sunley Building
                                   (212) 225-5091 (Facsimile)                                         Bay Street
                                                                                                      P.O. Box N7545
                                                                                                      Nassau, Bahamas
                                                                                                      (22) 255-5090

The Bank of Tokyo Trust Co.        Jean Reilly
                                   Assistant Vice President
                                   The Bank of Tokyo
                                   1251 Ave. of the Americas
                                   New York, NY  10116-3138
                                   (212) 782-6441 (Facsimile)

The Chase Manhattan Bank, N.A.     Elyse O'Hora
                                   Managing Director
                                   One Chase Plaza
                                   New York, NY  10081
                                   (212) 552-1041 (Facsimile)

The Dai-Ichi Kangyo Bank, Ltd.     Tim White
  - New York Branch                Assistant Vice President
                                   The Dai-Ichi Kangyo Bank, Ltd.
                                   One World Trade Center
                                   48th Floor
                                   New York, NY  10048
                                   (212) 524-0579 (Facsimile)

The First National                 Cindy Chen
  Bank of Boston                   Vice President
                                   Bank of Boston
                                   100 Federal Street
                                   Mail Stop 1-21-3
                                   Boston, MA  02110
                                   (617) 434-0601 (Facsimile)

The First National Bank of         Stephen McDonald
  Chicago                          Vice President
                                   153 West 51st Street
                                   Suite 4000, 8th Fl.
                                   New York, NY  10019
                                   (212) 373-138- (Facsimile)

The Fuji Bank, Limited             Masatoshi Abe
                                   Assistant Treasurer
                                   2 World Trade Center,
                                   79th Fl. USCF I
                                   New York, NY 10048
                                   (212) 321-9407 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
The Industrial Bank of Japan,      Hiroshi Masaki, A.V.P.
  Limited, New York Branch         Karel Pravec, Jr., A.V.P.
                                   Acquisition Finance Dept.
                                   245 Park Avenue
                                   New York, NY  10167
                                   (212) 692-9075 (Facsimile)

The Long-Term Credit Bank of       Yumiko Noda
  Japan, Limited                   Vice President & Manager
                                   165 Broadway, 49th Fl.
                                   New York, NY  10006
                                   (212) 608-2371 (Facsimile)

The Mitsubishi Bank, Limited       J. Bruce Meredith
  New York Branch                  Sr. Vice President
                                   225 Liberty Street
                                   Two World Financial Center
                                   New York, NY  10281
                                   (212) 667-3562 (Facsimile)

The Mitsubishi Trust and           Jill Kato
  Banking Corporation, Los         Loan Officer
  Angeles Agency                   801 S. Figueroa St. #2400
                                   Los Angeles, CA  90017
                                   (213) 687-4631 (Facsimile)


The Northern Trust Company         Deborah D. Thomas
                                   Vice President
                                   50 S. LaSalle Street
                                   Chicago, IL  60675
                                   (312) 444-3508 (Facsimile)

The Royal Bank of Scotland plc     D. Dougan
                                   Vice President
                                   63 Wall Street
                                   New York, NY 10005
                                   (212) 269-8929 (Facsimile)

The Sakura Bank, Ltd.              Yoshokazu Nagura
                                   VP and Manager
                                   277 Park Avenue
                                   New York, NY 10172
                                   (212) 888-7651 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
The Sumitomo Bank, Limited         Harry Musakawi
New York Branch                    AT
                                   One World Trade Center
                                   Suite 9651
                                   New York, NY  10048
                                   (212) 553-0118 (Facsimile)

The Sumitomo Trust & Banking       Karen Ryan
  Co., LTD., Los Angeles Agency    Assistant Vice President
                                   333 So. Grand Avenue
                                   Suite 5300
                                   Los Angeles, CA  90071
                                   (213) 613-1083 (Facsimile)

The Tokai Bank, Limited            William Strackell
                                   Vice President
                                   55 East 52nd Street
                                   Park Avenue Plaza
                                   New York, NY 10055
                                   (212) 754-2171 (Facsmilie)

The Toronto-Dominion Bank          Eric I. Skilling
                                   Director, Corporate Accounts                                       The Toronto-Dominion Bank
                                   The Toronto-Dominion Bank                                          909 Fannin, Suite 1700
                                   31 West 52nd Street                                                Houston, Texas 77010
                                   New York, NY  10019                                                (713) 951-9921 (Facsimile)
                                   (212) 362-1926 (Facsimile)

The Toyo Trust & Banking Co., Ltd. Gregory W. Blaszczynski
                                   Assistant Treasurer
                                   The Toyo Trust & Banking
                                     Co., Ltd.
                                   437 Madison Avenue - 37th Flr.
                                   New York, NY 10027
                                   (212) 371-4963 (Facsimile)

Trust Company Bank                 Craig W. Farnsworth
                                   Vice President
                                   711 5th Avenue, 5th Fl.
                                   New York, NY  10023
                                   (212) 371-9386 (Facsimile)

Union Bank of Switzerland          Peter B. Yearley
                                   Corporate & Institutional
                                     Banking
                                   299 Park Avenue
                                   New York, NY  10171
                                   (212) 821-3383 (Facsimile)

BANK                               DOMESTIC LENDING OFFICE           CD LENDING OFFICE                EURODOLLAR LENDING OFFICE
- ----                               -----------------------           -----------------                -------------------------
                                                                     (IF OTHER THAN DOMESTIC          (IF OTHER THAN DOMESTIC
                                                                     -----------------------          -----------------------
                                                                     LENDING OFFICE)                  LENDING OFFICE)
                                                                     ---------------                  ---------------
Wachovia Bank of Georgia, N.A.     Ms. Sandy MacQuarrie
                                   Vice President
                                   191 Peachtree Street
                                   Atlanta, GA  30303
                                   (404) 332-6898 (Facsimile)

Westdeutsche Landesbank            Robert R. Wieszarek, II
  Girozentrale, New York and       Associate
  Cayman Islands Branches          1211 Avenue of the Americas
                                   23rd Floor
                                   New York, NY  10036
                                   (212) 852-6107 (Facsimile)

The Yasuda Trust & Banking Co.,    Neil T. Chau
  Limited, New York Branch         Vice President
                                   666 Fifth Avenue
                                   New York, NY  10103
                                   (212) 373-5796 (Facsimile)

                                     EXHIBIT A

                                   FORM OF B NOTE


          $_____________________            Dated:  ____________, 19__


                   FOR VALUE RECEIVED, the undersigned, [Name of
          Borrower] (the "Borrower"), HEREBY PROMISES TO PAY to the order of [Name of Lender] (the "Lender"), on __________, 19__ the principal amount of ________________________ Dollars
          ($________________).

                   The Borrower promises to pay interest on the unpaid principal amount thereof from the date hereof until such principal amount is repaid in full, at the interest rate and payable on the interest payment date or dates provided below:

                   Interest Rate: _____% per annum (calculated on the
              basis of a year of 360 days for the actual number of days elapsed).

                   Interest Payment Date or Dates:  _________________.

                   Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. for the account of the Lender at the office of Citibank, N.A. at One Court Square, Long Island City, New York 11120, United States of America, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding any taxes imposed by the United States by
                   ---------
          means of withholding tax if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made by the Borrower hereon.

                   This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the 5-Year Loan and Guaranty Agreement dated as of December 17, 1993 (the "5-Year Agreement") among PM Companies, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders. The 5-Year Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                   The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.





          6353I/105

                   This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.


                                            [Name of Borrower]


                                            By:_____________________
                                               Title:















































          6353I/105

                                      GUARANTY

                 (Only for B Notes issues by a Borrower other than
                                   PM Companies)


                   SECTION 1.  Guaranty.  The undersigned, PHILIP MORRIS
                               --------
          COMPANIES INC., a Virginia corporation (the "Guarantor"), hereby unconditionally and irrevocably guarantees the punctual payment when due of all obligations of the Borrower under the above Promissory Note (the "Note") (such obligations being the "Obligations"), and any and all expenses (including counsel fees and expenses) incurred by the holder of the Note in enforcing any rights under the Note or this Guaranty.

                   SECTION 2.  Guaranty Absolute.  The Guarantor
                               -----------------
          guarantees that the Obligations will be paid strictly in accordance with the terms of the Note, regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holder of the Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of (i) any law of validity, enforceability or genuineness of the Note or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note; (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                   This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment has not been made.

                   SECTION 3.  Waiver.  (a)  The Guarantor hereby waives
                               ------
          promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the holder of the Note protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right of









          6353I/105
          take any action against the Borrower or any other person or entity or any collateral.

                   (b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or this Note; including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Obligations, such amount shall be held in trust for the benefit of the holder of this Note and shall forthwith be paid to the holder of this Note to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Note and this Guaranty, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Note and this Guaranty and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits.

                   SECTION 4.  Payments Free and Clear of Taxes, Etc.
                               -------------------------------------
          Any and all payments made by the Guarantor hereunder to the payee named in the Note shall be made in accordance with the Note free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed by the United States by means of withholding tax if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made by the Guarantor herein.

                   SECTION 5.  No Waiver.  No failure to exercise, and no
                               ---------
          delay in exercising, any right hereunder on the part of the holder of the Note shall operate as a waiver of such rights; nor shall any single or partial exercise of any right hereunder, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.












          6353I/105

                   SECTION 6.  Continuous Guaranty; Transfer of Note.
                               -------------------------------------
          This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and
          (iii) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise.

                   This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                   IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its officer thereunto duly authorized on the date first above written.


                                      PHILIP MORRIS COMPANIES, INC.


                                      By__________________________
                                        Title






























          6353I/105

                                    EXHIBIT B-1

                               NOTICE OF A BORROWING



          Citibank, N.A., as Agent
            for the Lenders parties
            to the 5-Year Agreement
            referred to below
            One Court Square
            Long Island City, New York  11120


                                                       [Date]


          Attention:

          Gentlemen:

                   The undersigned, Philip Morris Companies Inc., refers to the 5-Year Loan and Guaranty Agreement, dated as of December 17, 1993 (the "5-Year Agreement", the terms defined therein being used herein as therein defined), among Philip Morris Companies Inc., certain lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the 5-Year Agreement that the undersigned hereby requests an A Borrowing under the 5-Year Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the 5-Year
          Agreement:

                   (i) The Business Day of the Proposed A Borrowing is ____________________, 199__.

                  (ii) The Type of A Advances comprising the Proposed A Borrowing is [Adjusted CD Rate Advances] [Base Rate
              Advances] [Eurodollar Rate Advances].

                 (iii) The aggregate amount of the Proposed A Borrowing is $____________.

                  (iv) The Interest Period for each A Advance made as part of the Proposed A Borrowing is [________ days]
              [______ month[s]].

                   (v)  The name of the Borrower is _________________.










          6353I/105

                   The undersigned hereby certifies that the following statements will be true on the date of the Proposed A Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom: (a) the representations and warranties contained in Section 4.01 of the 5-Year Agreement (excluding those contained in subsections (e) and (f) thereof) and, if the Borrower is a subsidiary of PM Companies,
          Section 9.01(b) of the 5-Year Agreement are correct on and as of such date as though made on and as of such date, (b) no event has occurred and is continuing, or would result from the Proposed A Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, (c) if such Proposed A Borrowing is in an aggregate principal amount equal to or greater than $500,000,000 and is being made in connection with any purchase of shares of the Borrower's or the Guarantor's capital stock or the capital stock of any other Person, or any purchase of all or substantially all of the assets of any Person (whether in one transaction or a series of transactions) or any transaction of the type referred to in
          Section 5.02(b) of the 5-Year Agreement, the statements in (a) and (b) above will be true and correct after giving effect to such transaction or purchase, and (d) the aggregate principal amount of the Proposed A Borrowing and all other Borrowings to be made on the same day under the 5-Year Agreement is within the applicable unused Commitments of the Lenders.


                                      Very truly yours,

                                      PHILIP MORRIS COMPANIES, INC.


                                      By:_________________________
                                         Title:






















          6353I/105

                                    EXHIBIT B-2

                           FORM OF NOTICE OF B BORROWING

          Citibank, N.A., as Agent
              for the Lenders parties
              to the 5-Year Agreement
              referred to below
              One Court Square
              Long Island City, New York  11120


          Attention:

          Gentlemen:

                   The undersigned, Philip Morris Companies Inc., refers to the 5-Year Loan and Guaranty Agreement, dated as of December 17, 1993 (the "5-Year Agreement"; the terms defined therein being used herein as therein defined), among PM Companies, certain lenders parties thereto (the "Lenders") and Citibank, N.A., as Agent for the Lenders, and hereby gives you notice pursuant to Section 2.03 of the 5-Year Agreement that the undersigned hereby requests a B Borrowing under the 5-Year Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

               (A)  Date of B Borrowing        __________________________
               (B)  Amount of B Borrowing      __________________________
               (C)  Maturity Date              __________________________
               (D)  Interest Rate Basis        __________________________
               (E)  Interest Payment Date(s)   __________________________
               (F)  Name of Borrower           ___________________________

                   The undersigned hereby certifies that the following statements will be true on the date of the Proposed B Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom: (a) the representations and warranties contained in Section 4.01 of the 5-Year Agreement and, if the Borrower is a subsidiary of PM Companies,
          Section 9.01(b) of the 5-Year Agreement are correct on and as of such date as though made on and as of such date, (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (c) the aggregate principal amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the 5-Year Agreement is within the applicable unused Commitments of the Lenders.








          6353I/105

                   The undersigned hereby confirms that you are to make the Proposed B Borrowing available to us in accordance with
          Section 2.03(a)(v) of the 5-Year Agreement by crediting the amount of the Proposed B Borrowing to [be provided].

          Dated:  __________________, 19__

                                            Very truly yours,

                                            PHILIP MORRIS COMPANIES INC.



                                            By:________________________
                                               Title:










































          6353I/105

                                     EXHIBIT C

                             ASSIGNMENT AND ACCEPTANCE

                                Dated ________, 199_


                   Reference is made to the 5-Year Loan and Guaranty Agreement dated as of December 17, 1993 (the "5-Year Agreement") among Philip Morris Companies Inc., a Virginia corporation, the Lenders (as defined in the 5-Year Agreement) and Citibank, N.A., as Agent for the Lenders (the "Agent"). Terms defined in the 5-Year Agreement are used herein with the same meaning.

                   ____________ (the "Assignor") and ____________ (the
          "Assignee") agree as follows:

                   1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on
              Schedule 1 hereto in and to all (other than any B Advances owing to the Assignor or any B Notes held by it) of the Assignor's rights and objections under the 5-Year Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in the Assignor's Commitment and the A Advances owing to the Assignor.

                   2. The Assignor (i) represents and warrants that as of the date hereof its Commitment (after giving effect to other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor's Commitment on Schedule 1 hereto and the aggregate outstanding principal amount of Advances owing to it (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor on Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free









          6353I/105
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                                         2


              and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the 5-Year Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the 5-Year Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of PM Companies or any Borrower or the performance or observance by PM Companies or any Borrower of any of their obligations under the 5-Year Agreement or any other instrument or document furnished pursuant thereto.

                   3. The Assignee (i) confirms that it has received a copy of the 5-Year Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the 5-Year Agreement;
              (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the 5-Year Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the 5-Year Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and
              (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the 5-Year Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].*


          -------------------
          * If the Assignee is organized under the laws of a jurisdiction outside the United States.







          6353I/105
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                                         3



                   4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

                   5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the 5-Year Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the 5-Year Agreement.

                   6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the 5-Year Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the 5-Year Agreement for periods prior to the Effective Date directly between themselves.

                   7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                   IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.





















          6353I/105

                                     Schedule I
                                         to
                             Assignment and Acceptance

                               Dated ___________ 19__



          Section 1.
          ---------
              Percentage Interest                          ____________%

          Section 2.
          ---------
              Assignor's Commitment:                       $___________
              Aggregate Outstanding Principal
                Amount of Advances owing to the Assignor:  $___________

          Section 3.
          ---------
              Effective Date*:                      ___________, 19__

                                              [NAME OF ASSIGNOR]

                                              By:_______________________
                                                 Title:


                                              [NAME OF ASSIGNEE]

                                              By:_______________________
                                                 Title:


                                              CD Lending Office:
                                              [Address]









          ________________
          * This date should be no earlier than the date of acceptance by the Agent.











          6353I/105

                                              Domestic Lending Office
                                              (and address for notices):
                                                      [Address]

                                              Eurodollar Lending Office:
                                                      [Address]


          Accepted this ____ day
          of ________, 19__


          CITIBANK, N.A.


          By:_______________________
             Title:








































          6353I/105

                                     EXHIBIT D

          [Form of Opinion of Counsel for Philip Morris Companies Inc.]

                                             [Date of initial Borrowing]

          To each of the Lenders parties
              to the 5-Year Loan and Guaranty
              Agreement dated as of
              December 17, 1993 among
              Philip Morris Companies Inc.,
              said Lenders and Citibank, N.A.,
              as Agent, and to Citibank, N.A.,
              as Agent


                            Philip Morris Companies Inc.
                            ----------------------------

          Gentlemen:

                   This opinion is furnished to you pursuant to Section 3.01(c) of the 5-Year Loan and Guaranty Agreement dated as of December 17, 1993 (the "5-Year Agreement") among Philip Morris Companies Inc. ("PM Companies"), the Lenders parties thereto and Citibank, N.A., as Agent for said Lenders. Unless otherwise defined herein, terms defined in the 5-Year Agreement are used herein as therein defined.

                   We have acted as counsel for PM Companies and its subsidiaries [, including ____________ (the "Borrower"),] in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the 5-Year Agreement.

                   In that connection we have examined:

                   (1)  The 5-Year Agreement.

                   (2) The documents furnished by PM Companies [and the Borrower] pursuant to Article III of the 5-Year Agreement.

                   (3) The [Articles] [Certificate] of Incorporation of PM Companies [and the Borrower] and all amendments thereto (the "Charter[s]").

                   (4) The by-laws of PM Companies [and the Borrower] and all amendments thereto (the "By-laws").













          6353I/105

          We have also examined the originals, or copies certified to our satisfaction, of such corporate records of PM Companies [and the Borrower], certificates of public officials and of officers of PM Companies [and the Borrower], and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of PM Companies [and the Borrower] or their [respective] officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the 5-Year Agreement by the Lenders parties thereto and the Agent.

                   Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

                   1. PM Companies is a corporation duly organized, validly existing and in good standing under the laws of Virginia. [The Borrower is a corporation duly organized, validly existing and in good standing under the laws of ______________.]

                   2. The execution, delivery and performance by PM Companies of the 5-Year Agreement [and the B Notes] are within PM Companies' corporate powers,* have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter[s] or the By-laws or (ii) any law, rule or regulation applicable to PM Companies [or the Borrower] (including, without limitation, Regulation X of the Federal Reserve Board) or (iii) to the best of our knowledge, any contractual or legal restriction binding on or affecting PM Companies [or the Borrower]. The B Notes have been duly executed and delivered on behalf of [PM Companies] [the Borrower] [,] [and] the 5-Year Agreement [has] [and the guaranties endorsed on the B Notes have] been duly executed and delivered on behalf of PM Companies [and the Notice of Acceptance of the Borrower has been duly executed and delivered on behalf of the Borrower].



          __________________
          * If a subsidiary is the Borrower, "The execution, delivery and performance by PM Companies of the 5-Year Agreement [and the guaranties endorsed on the B Notes], and by the Borrower of its Notice of Acceptance [and the B Notes], are within PM Companies' and the Borrower's corporate powers".









          6353I/105

                   3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by PM Companies of the 5-Year Agreement [or the B Notes] [or the guaranties endorsed on the B Notes] [or by the Borrower of its Notice of Acceptance or the B Notes to be executed and delivered on its behalf].

                   4. The 5-Year Agreement is the legal, valid and binding obligation of PM Companies enforceable against PM Companies in accordance with its terms. [The B Notes issued on the date hereof [and the guaranties endorsed thereon] are the legal, valid and binding obligations of [PM Companies] [the Borrower] [the Borrower and PM Companies, respectively,] enforceable against [PM Companies] [the Borrower] [the Borrower and PM Companies, respectively,] in accordance with their respective terms.]

                   5. Except as disclosed in the Form 10-K of Philip Morris for the fiscal year ended December 31, 1992, there is, to the best of our knowledge, no pending or threatened action or proceeding against PM Companies [or the Borrower] or any of [its] [their] subsidiaries before any court, governmental agency or arbitrator which is likely to have a material adverse effect upon the financial condition or operations of PM Companies and its subsidiaries taken as a whole.

                   6. PM Companies directly or indirectly owns 100% of the capital stock of [the Borrower and of] Philip Morris.

          The opinions set forth above are subject to the following qualifications:

                   (a) Our opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

                   (b) Our opinion in paragraph 4 above is subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                             Very truly yours,











          6353I/105

                                     EXHIBIT E

                 [Form of Opinion of Special Counsel for the Agent]

                                             [Date of initial Borrowing]

          To the Banks listed on
              Exhibit A hereto and
              to Citibank, N.A.,
              as Agent

                            Philip Morris Companies Inc.
                            ----------------------------

          Gentlemen:

                   We have acted as special New York counsel to Citibank, N.A., acting for itself and as Agent, in connection with the preparation, execution and delivery of, and the initial Borrowing made under, the 5-Year Loan and Guaranty Agreement dated as of December 17, 1993 (the "5-Year Agreement") among Philip Morris Companies Inc. and each of you. Unless otherwise defined herein, terms defined in the 5-Year Agreement are used herein as therein defined.

                   In that connection, we have examined the following documents:

                   (1) A counterpart of the 5-Year Agreement, executed by each of the parties thereto.

                   (2) The documents furnished pursuant to Article III of the 5-Year Agreement and listed on Exhibit B hereto, including the opinion of Hunton & Williams, counsel for PM Companies and its subsidiaries.

          In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks parties to the 5-Year Agreement and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the 5-Year Agreement.















          6353I/105

                   To the extent that our opinions expressed below involve conclusions as to the matters set forth in paragraphs 1, 2, 3 and 6 of the above-mentioned opinion of Hunton & Williams, we have assumed without independent investigation the correctness of the matters set forth in such paragraphs, our opinion being subject to the assumptions, qualifications and limitations set forth in such opinion of Hunton & Williams with respect thereto.

                   Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the following opinion:

                   1. The 5-Year Agreement is, and the guaranties endorsed on the B Notes when delivered under the Loan Agreement will be, the legal, valid and binding obligation of PM Companies enforceable against PM Companies in accordance with its terms.

                   2. The B Notes of [PM Companies] [__________] (the "Borrower"), if any, issued on the date hereof are the legal, valid and binding obligations of [PM Companies] [the Borrower] enforceable against [PM Companies] [the Borrower] in accordance with their respective terms.

                   3. The opinion of Hunton & Williams, counsel for PM Companies and its subsidiaries, and the other documents referred to in item (2) above are substantially responsive to the requirements of the 5-Year Agreement.

          Our opinions in paragraphs 1 and 2 above are subject to the following qualifications:

                   (a) Our opinions in paragraphs 1 and 2 above are subject to the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, pursuant to such equitable principles, (i) Section
              8.02 of the 5-Year Agreement, which Section provides that the Guarantor's liability thereunder shall not be affected by changes in or amendments to the 5-Year Agreement, and
              (ii) Section 2 of the guaranty endorsed on the B Notes, which Section provides that the Guarantor's liability thereunder shall not be affected by changes in or amendments to the B Notes, might be enforceable only to the extent that such changes or amendments were not so material as to constitute a new contract among the parties.










          6353I/105

                   (b) Our opinions in paragraphs 1 and 2 above are also subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                   (c) Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the 5-Year Agreement or the B Notes may be sought which limits the rates of interest legally chargeable or collectible.


                                                    Very truly yours,



                                                    SHEARMAN & STERLING




































          6353I/105

                                     EXHIBIT A

                    to the Opinion dated _________________, 1991
                               of Shearman & Sterling

                                       Banks
                                       -----




















































          6353I/105

                                     EXHIBIT B

                    to the Opinion dated _________________, 1991
                               of Shearman & Sterling

                                     Documents
                                     ---------




















































          6353I/105

                                     EXHIBIT F

                                NOTICE OF ACCEPTANCE

                              Dated ___________, 199_


                   The undersigned, ________________, a ________________
          corporation and a subsidiary of PM Companies (as defined below) (the "Subsidiary"), hereby:

                   1. Confirms that this Notice of Acceptance is being delivered pursuant to Section 9.01 of that certain 5-Year Loan and Guaranty Agreement dated as of December 17, 1993 (the "5-Year Agreement", terms defined therein being used herein with the same meaning), among Philip Morris Companies Inc. ("PM Companies"), the lenders parties thereto (the "Lenders") and Citibank, N.A., as agent for the Lenders (the "Agent").

                   2. States that the Subsidiary desires to become a "Borrower" under the Agreement and agrees to be bound by the terms and provisions of the 5-Year Agreement as a "Borrower" thereunder.

                   3.  Represents and warrants as follows:

                        (a)  The Subsidiary is a corporation duly
                   organized, validly existing and in good standing under the laws of ______________________.

                        (b) The execution, delivery and performance by the Subsidiary of the B Notes, if any, executed and delivered and to be executed and delivered by it, the 5-Year Agreement and this Notice of Acceptance are within the Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Subsidiary's charter or by-laws or (ii) any law, rule, regulation or order of any court or governmental agency or any contractual restriction binding on or affecting the Subsidiary.

                        (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Subsidiary of the B Notes executed and delivered and to be executed and delivered by it, the 5-Year Agreement or this Notice of Acceptance.










          6353I/105

                        (d) The 5-Year Agreement is, and the B Notes of such Subsidiary if delivered under the 5-Year Agreement will be, the legal, valid and binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (e) There is no pending or threatened action or proceeding affecting the Subsidiary or any of its subsidiaries before any court, governmental agency or arbitrator which purports to affect the legality, validity or enforceability of the 5-Year Agreement or any Note.

                        (f) PM Companies owns directly or indirectly 100% of the capital stock of the Subsidiary.

                   4. Delivers with this Notice of Acceptance an opinion of counsel for PM Companies, pursuant to Section 9.01(b) of the Agreement, in the form of Schedule 1 hereto.


                                             [(Name of Borrower)]
                                       ----------------------------------

                                       By________________________________
                                         Title:


                   The undersigned, as Guarantor under the Agreement, hereby confirms and agrees to the foregoing Notice of Acceptance pursuant to Section 9.01(a) of the Agreement.


                                       PHILIP MORRIS COMPANIES INC.



                                       By________________________________
                                         Title:












          6353I/105

                                     Schedule 1
                                         to
                                Notice of Acceptance


                       [OPINION OF COUNSEL FOR PM COMPANIES]


                                          [Date of Notice of Acceptance]


          To each of the Lenders parties
              to the 5-Year Loan and Guaranty
              Agreement dated as of December 17,
              1993 among Philip Morris Companies
              Inc., said Lenders and Citibank, N.A.,
              as Agent, and to Citibank, N.A., as
              Agent


                            Philip Morris Companies Inc.
                            ----------------------------

          Gentlemen:

                   This opinion is furnished to you pursuant to Section 9.01(b) of the 5-Year Loan and Guaranty Agreement, dated as of December 17, 1993 (the "5-Year Agreement"), among Philip Morris Companies Inc. ("PM Companies"), the Lenders parties thereto and Citibank, N.A., as Agent for said Lenders. Unless otherwise defined herein, terms defined in the 5-Year Agreement are used herein as therein defined.

                   We have acted as counsel for PM Companies and its subsidiary, __________________ (the "Subsidiary"), in connection with the preparation, execution and delivery of the Notice of Acceptance by the Subsidiary delivered pursuant to
          Section 9.01 of the 5-Year Agreement.

                   In that connection, we have examined the 5-Year Agreement, the B Notes, if any, to be executed and delivered by the Subsidiary and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinion expressed below. As to questions of fact material to such opinion, we have, when relevant facts were not independently established by us, relied upon certificates of PM Companies and the Subsidiary or their respective officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the 5-Year Agreement by the Lenders parties thereto and the Agent.









          6353I/105

                   Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that the 5-Year Agreement is, and the B Notes of the Subsidiary if delivered under the 5-Year Agreement will be, the legal, valid and binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                                       Very truly yours,









































          6353I/105